AMENDED AND RESTATED OFFICE LEASE

by and between

ROIC CALIFORNIA, LLC,
a Delaware Limited Liability Company,

as Landlord

and

SKYE BIOSCIENCE, INC.,
a Nevada corporation

as Tenant

Dated: ____June 27________, 2023

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CA Lease Revision 8.0 – Torrey Hills Corporate Center    Tenant /s/ KA___

OFFICE LEASE

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Skye Bioscience Lease

OFFICE LEASE

ARTICLE 1 – INTRODUCTION

        THIS AMENDED AND RESTATED OFFICE LEASE, dated ___________June 27_, 2023 (“Effective Date”), is made by and between ROIC CALIFORNIA, LLC, a Delaware limited liability company (hereinafter “Landlord”), and SKYE BIOSCIENCE, INC., a Nevada corporation (hereinafter “Tenant”). Landlord and Tenant are individually referred to hereinafter as a “Party” and collectively as the “Parties.”

ARTICLE 2 - FUNDAMENTAL LEASE TERMS AND DEFINITIONS

        2.1    Definitions. All references hereinafter to “Articles,” “Exhibits” or “Addenda” are to such portions of this Lease. A glossary of all terms defined in this Lease appears in Article 28. For purposes of this Lease, the following terms shall have the following meanings:

Building: (Article 3)	That building known as 11250 El Camino Real, located in the City of San Diego, County of San Diego, State of California as more particularly described in Exhibit B.
Project:	The Building is part of a project known as “The Torrey Hills Corporate Center”.
Premises: (Exhibit A)
That certain space Suite 100 (the “Premises”) located on the first (1st) floor of the Building having approximately Two Thousand Six Hundred Forty-Five (2,645) square feet of “Floor Area” commonly known as 11250 El Camino Real, Suite 100, San Diego, California 92130.

Lease Term: (Article 4.1)	Sixty-Two (62) months plus any partial month in which the Minimum Rent Start Date occurs.

Effective Date: (Article 4.1)	The date upon which this Lease is last executed by the Parties as set forth in Article 1, above.
Contingencies:	None.
Commencement Date: (Article 4.1)
The date upon which the Premises are delivered to Tenant in substantially the condition set forth in this Lease.

Tenant shall, at Landlord’s request, execute a Commencement Date Certificate in the form attached hereto as Exhibit D. If Tenant does not return an executed Commencement Date Certificate within fifteen (15) days of receipt of same from Landlord, the terms as set forth therein shall be deemed to be true and correct.

Expiration Date: (Article 4.1)	The date which is Sixty-Two (62) months plus any partial month following the Minimum Rent Start.
Delivery Date: (Estimated)	Tenant is presently occupying the Premises.
Opening Date: (Article 4.3)	N/A.
Minimum Rent:
Initial term (Article 5.1)

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Lease Month	Monthly Rent	Annual Rent
1 - 2	$0	N/A
3 – 14	$8,067.25	$ 96,807.00
15 – 26	$8,309.27	$ 99,711.24
27 – 38	$8,558.55	$102,702.60
39 - 50	$8,815.31	$105,783.72
51 - 62	$9,079.77	$108,957.24

Minimum Rent Start Date: (Article 5.1)	September 3, 2021 (retroactively).
Rent Credit/Abatement:	Landlord and Tenant acknowledge and agree that Tenant is due a rent credit (the “Rent Credit”) for amounts paid for Operating Expenses, Taxes and Insurance in the amount of Eighteen Thousand Four Hundred Ninety-Four and 46/100 Dollars ($18,494.46). Tenant shall receive an abatement of Minimum Annual Rent against the next monthly installments thereof until the amount of the Rent Credit has been offset in full against Minimum Annual Rent due.
Place of Payment: (Article 5.12)	ROIC California, LLC MS 631099, P.O. Box 3953 Seattle, WA 98124-3953
Advanced Rental: (Article 5.1)	Upon execution of this Lease, Tenant has paid an amount equal to Eight Thousand Sixty-Seven and 25/100 Dollars ($8,067.25) to be applied when first month’s rental obligation becomes due.
Security Deposit: (Article 5.3)	Tenant has paid an amount equal to Eight Thousand Three Hundred Nine and 27/100 Dollars ($8,309.27) as Security Deposit.
Percentage Rent Factor: (Article 5.4)	None.
Tenant’s Permitted Use: (Article 7.1)	The Premises shall be used for general office use and for no other use without Landlord’s prior written consent, not to be unreasonably withheld, provided that Landlord may reasonably withhold its consent based upon Landlord’s standard criteria. .
Tenant’s trade name or DBA:	Skye Bioscience
Radius Restriction: (Article 15.4)	N/A
Base Year	The calendar year ending December 31, 2021.
Operating Costs Commencement Date: (Article 18.3)	January 1, 2022.
Parking: (Article 18.9)
Tenant and its employees shall be permitted to use free of charge, on a nonexclusive, as-available basis, together with other tenants and their respective employees, its proportionate share of any undesignated, unreserved spaces available in the Project’s parking areas from time to time.

Addresses for Notice: (Article 26) To Landlord:	ROIC California, LLC Attn: Chief Operating Officer 11250 El Camino Real, Suite 200 San Diego, CA 92130

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With copy to:	ROIC California, LLC Attn.: Property Manager 11250 El Camino Real, Suite 200 San Diego, CA 92130
Landlord’s Sustainability Contact: (Article 7.9) Phone Number: Email Address:	[****] [****] [****]
To Tenant: (Premises) Email Address:	Skye Bioscience, Inc. 11250 El Camino Real, Suite 100 San Diego, CA 92130 [****]
To Tenant: (Legal) Phone Number: Email Address:	Skye Bioscience, Inc. 11250 El Camino Real, Suite 100 San Diego, CA 92130 Attn: Punit Dhillon [****] [****]
Tenant’s Sustainability Contact: (Article 7.9) Phone Number(s): Email Address:	[****] [****] [****]
To Guarantor: Phone Number(s): Email Address:	N/A
Marketing Fund and Merchants’ Association Annual Contribution:	N/A
Broker’s Name:	Shane Poppen of Hughes Marino
Commission amount: (Article 27.16)	Payable by Landlord subject to the provisions of a separate agreement.
Guarantor(s): (Exhibit H)	N/A

        2.2    Exhibits. The following drawings, documents and provisions attached hereto as Exhibits are incorporated herein by this reference:

            Exhibit A:    General site plan of the Building that Landlord has constructed or intends to construct or cause to be constructed. In order to maintain or improve the commercial viability and success of the Project as a whole, Landlord retains the right, from time to time in the exercise of its reasonable business judgment, to change the shape, size, location, number and extent of the improvements to any portion of the Project without Tenant’s consent.

            Exhibit A-1 First Floor Plan Exhibit

            Exhibit B:    Legal Description of the Building.

            Exhibit C:    INTENTIONALLY OMITTED.

            Exhibit D:    Form of Commencement Date Certificate.

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            Exhibit E:    Form of Tenant’s Estoppel Certificate.

            Exhibit F:    Sign Criteria.

            Exhibit G:    Rules and Regulations.

ARTICLE 3 - DEMISED PREMISES

        3.1    Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which are situated within the Building as shown in Exhibit A and described in Exhibit B. This Lease is subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration of this Lease to keep and perform each and all of such terms, covenants and conditions to be kept and performed by it.

        Pursuant to California Civil Code Section 1938, Landlord hereby discloses that as of the date of this Lease, the Premises has not been inspected by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under State law.  Although State law does not require a CASp inspection for the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. In such event, the Parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

        3.2    Definition of “Floor Area”. The term “Floor Area,” as used throughout this Lease, shall mean and include the square footage of the Premises (or, where applicable, of any other premises or building of the Project) from the exterior surface of building of which the Premises are a part (“Building”) walls (and extensions thereof, in the case of openings), from the exterior surface of perimeter demising partitions, from the center line of interior demising partitions or vertical neutral strips and from any “lease line,” all of which form the perimeter of the Premises or such other premises or building without deduction for openings, columns, sprinklers risers, roof drains, vents, piping, waste lines, conduit, ventilation shafts and other such items serving the Premises or other tenant spaces.

ARTICLE 4 - TERM

        4.1    Commencement of Term. This Lease shall become legally binding on the Parties as of the Effective Date, the Lease Term shall commence on the Commencement Date, and both this Lease and the Lease Term shall continue in effect until the Expiration Date or such earlier date as this Lease is terminated in accordance herewith. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises in the condition described in Article 4.2 hereof and Exhibit C. Notice from Landlord that the Premises are being delivered in the above-described condition shall be conclusive and binding upon the Parties hereto. Notwithstanding the foregoing definition of “Commencement Date,” the Parties agree that, excepting for the payment of Minimum Rent and Additional Rent, the obligations of Tenant hereunder shall commence upon the Effective Date, including, without limitation, the obligations of Tenant pursuant to Exhibit C attached hereto and Articles 9 and 14 of this Lease. To the fullest extent legally permissible, Tenant waives the provisions of all laws now or hereafter existing which allow a tenant to terminate its Lease for failure of Landlord to deliver possession thereof.

        4.2    As-Is Delivery. INTENTIONALLY OMITTED – Tenant is presently occupying the Premises pursuant to a prior lease (the “Prior Lease”).

        4.3    Lease Year. The first “Lease Year” shall commence on the Commencement Date and shall end on the last day of the calendar month following the first (1st) anniversary of the Minimum Rent Start Date; thereafter a Lease Year shall consist of successive periods of twelve (12) calendar months. The period from the end of the last full Lease Year through the end of the Term, or the Expiration Date, shall constitute the “Final Partial Lease Year” and Minimum Rent and all Rent shall be apportioned therefore.

        4.4    Tenant’s Work. INTENTIONALLY OMITTED.

            .

ARTICLE 5 - RENT

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        5.1    Minimum Rent. Tenant agrees to pay to Landlord, at the times and in the manner herein provided, the Minimum Rent specified in Article 2.1. Tenant’s obligation to pay Minimum Rent shall commence on the Minimum Rent (“MAR”) Start Date and said Minimum Rent shall be payable in advance in twelve (12) equal monthly installments on the first day of each month, without deduction, offset or prior notice or demand, and shall be delinquent if not so paid on the first day of each month. The first monthly installment of Minimum Rent, however, shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. If the MAR Start Date falls on a day of the month other than the first day of such month, the Minimum Rent for the first fractional month shall accrue on a daily basis for the period from the MAR Start Date to the end of such fractional calendar month at a rate equal to 1/360th of the Minimum Rent per day. All other payments required to be made under the terms of this Lease that require pro-ration on a time basis shall be prorated on the same daily basis. In the event that the MAR Start Date has not occurred within two (2) years from the date hereof for any reason this Lease may be terminated at Landlord’s sole discretion upon 30 days prior written notice to Tenant, and both Parties shall be relieved from any and all liability hereunder.

        5.2    Minimum Rent Adjustment. The Minimum Rent payable under the provisions of Article 5.1 shall be adjusted, as herein provided. Commencing the first day of the second Lease Year, the Minimum Rent shall be increased as set forth in Article 2.1.

        5.3    Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant has deposited with Landlord the Security Deposit set forth in Article 2.1. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. It is expressly understood and agreed by Tenant that the Security Deposit does not constitute an advance payment of rental nor a measure or limitation on Landlord’s damages in case of a default by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of rent, Landlord may (but shall not be required to) use, retain and apply all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer as a result of Tenant’s default. Tenant hereby waives its right to the return of the security deposit as set forth in Civil Code Section 1950.7 and acknowledges that Landlord may apply the security deposit to the rent in default and any other loss or damage arising out of Tenant’s default under this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after Landlord’s demand therefore, deposit with Landlord, in such form of payment as Landlord shall specify, an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ten (10) days following the later to occur of (i) expiration or earlier termination of the Lease Term or (ii) vacation of the Premises by Tenant. In the event of a termination of Landlord’s interest in this Lease, the Security Deposit, or any portion thereof not previously applied, may be released by Landlord to Landlord’s successor-in-interest and, if so released, Tenant agrees to look solely to such successor-in-interest for proper application of the Security Deposit in accordance with the terms of this Article 5.3 and the return thereof in accordance herewith. The holder of a mortgage or the beneficiary of a deed of trust encumbering the property which includes the Premises shall not be responsible to Tenant for the return or application of any such Security Deposit, whether or not such holder or beneficiary succeeds to the position of Landlord hereunder unless such Security Deposit shall have been actually received by such holder or beneficiary.

        5.4    Percentage Rent – INTENTIONALLY DELETED.

        5.5    Monthly Statement and Annual Statement of Gross Sales –
INTENTIONALLY DELETED.

        5.6    Premises Taxes. Commencing on the first day of the Minimum Rent Start Date and each month for the balance of the Lease Term, Tenant shall pay Landlord, without offset or deduction, such estimated minimum amount as Landlord shall reasonably determine is necessary to enable Landlord to pay, when due the excess of the “Premises Taxes” (as defined in Article 5.7) in the applicable calendar year over the Base Taxes (as defined in Article 5.8), the “Premises Taxes” (as defined in Article 5.7). From time to time, Landlord shall adjust Tenant’s estimated amount to match the actual amount of Premises Taxes. In the event that the property tax assessor does not assess the Premises separately, but assesses a larger parcel that includes the Premises, the allocation of the total property taxes that represents the Premises Taxes shall be that fraction of the total property taxes assessed against the land and improvements upon such larger parcel whose numerator is the Floor Area of the Premises and whose denominator is the total Floor Areas of all buildings located within such larger parcel that are available for

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occupancy from time to time as of the first day of each calendar quarter. During any portion of the Lease Term which is less than a full tax fiscal year, Tenant’s obligation for Premises Taxes shall be prorated on a daily basis. Tenant agrees to cooperate and facilitate all reviews and/or appeals of property tax bills, including non-advalorem charges. Tenant hereby agrees to provide all requested documents that may be needed to perform a review and/or appeal of property tax bill items, such as, but not limited to, Sanitation District charges. Such requests may include: authorizing agents chosen by Landlord to act on behalf of Tenant (including signed authorization letter), copies of all water bills received by Tenant, participation in communication to agencies, etc. Upon Landlord’s request for cooperation, Tenant hereby agrees to respond to such inquiries within thirty (30) days of request and to the best of their ability.

        5.7    Definition of “Premises Taxes”. As used herein, the term “Premises Taxes” are any or all of the following taxes, levied and assessed against the Premises during any tax fiscal year: general, special, ordinary, extraordinary, supplemental real property and improvement taxes, any form of assessment, re-assessment, license fee, license tax, business license tax, commercial rental tax, in-lieu tax, levy, charge, penalty sewer or water charges (hook-up or otherwise) or similar imposition however imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or public body, as against any legal or equitable interest of Landlord or Tenant in the Premises and/or the Project including, but not limited to:

            (a)    any tax on Landlord’s rent, right to rent or other income from the Premises or as against Landlord’s business of leasing the Premises;

            (b)    any assessment, tax, fee, levy or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy or charge previously included within the definition of real property taxes; (Tenant and Landlord acknowledge that Proposition 13 was adopted by the people of the State of California in June 1978 and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new, increased and/or similar assessments, taxes, fees, levies, and charges be included within the definition of “Taxes” for the purposes of this Lease.);

            (c)    any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder including, but not limited to, any gross income tax with respect to the receipt of such rent, or upon or concerning the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises, or any portion thereof, by Tenant; and any assessment, tax, fee, levy, or charge upon this Lease transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises any assessment, tax, fee, levy or charge which is imposed or assessed as a result of any and all changes in ownership (as that term is used in Article 13A of the California Constitution and/or California Revenue and Taxation Code Sections 60, et seq.) of the Project, or any portion thereof, or which is added to a tax or charge hereinbefore included within the definition of Premises Taxes by reason of such transfer(s); and (f) any assessment, tax, fee, levy or charge which is imposed or assessed as a result of any and all alterations, additions or improvements to the Project or any portion thereof.

        Notwithstanding anything contained herein to the contrary, Premises Taxes do not include Landlord’s federal or state income, franchise, inheritance, estate or gift taxes, nor any property taxes on the common area that are included in Operating Costs (see Article 18.2).

        With respect to any assessment which may be levied against or upon the Premises and which under applicable law may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of “Premises Taxes,” with respect to any tax fiscal year, only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment or semi-annual installments for such tax fiscal year.

        Landlord shall be entitled to all tax credits, carbon credits and other credits or entitlements (“Green Credits”) that may be created, credited, provided or recoverable due to energy savings or other sustainable activities conducted or provided in the Building and/or the Premises (exclusive of Green Credits to which Tenant is entitled in accordance with applicable law). Landlord shall further be entitled to allocate, as it reasonably determines, any Green Credits created or provided with Tenant’s and other tenants’ participation.

        5.8    Base Taxes. “Base Taxes” means Premises Taxes for the calendar year specified as the Base Year in Article 2 of this Lease. If the amount of Premises Taxes imposed with respect to the Project increases during the Base Year for any reason (including, without limitation, because of any transfer of title to the Building or

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any construction of improvements at the Project), then for the purpose of calculating Base Taxes, Premises Taxes for the Base Year shall be calculated based upon the Premises Taxes that would have been imposed for the entire Base Year if such increase had occurred before the commencement of the Base Year.

        5.8    Late Charges. Tenant acknowledges that Tenant’s late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to Two Hundred Fifty Dollars ($250.00) or ten percent (10%) of the amount due whichever is greater, provided that such amount will not exceed the maximum rate permitted by law, plus any attorney fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. The Parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder. Notwithstanding anything to the contrary contained herein, if Tenant pays Rent late three (3) times in any twelve (12) month period, then (in addition to the late charge stated herein, as well as any other rights and remedies accruing under this Lease, or any other term, provision or covenant of this Lease at law or in equity) at Landlord’s election, Landlord may cancel this Lease or Landlord may require that Minimum Rent is to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier’s check or money order, and that the delivery of Tenant’s personal or corporate check will no longer constitute a payment of Rent as provided in this Lease.

        5.9    Interest. Tenant shall pay Landlord when due all sums of money required to be paid pursuant to this Lease. If any amount or charge is not paid at the time this Lease requires, such amount or charge shall nevertheless be collectible with the next installment of Minimum Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. If Tenant shall fail to pay, when the same is due and payable, any rent or other charge, such unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment.

        5.10    Returned Checks. If Tenant pays any amount to Landlord by means of a check on an account with insufficient funds, in addition to any other rights and remedies available to Landlord with respect to such default, Landlord shall have the right to charge Tenant a service charge of $75.00 per occurrence.

        5.12    Additional Rental. In addition to Minimum Annual Rental, Tenant shall pay to Landlord when due each sum of money required to be paid pursuant to this Article 5, Article 16, Article 18, and any other portion of this Lease as additional rent, whether or not the same is designated as additional rent. In addition to the Minimum Annual Rent payable hereunder, Tenant shall pay Landlord as “Additional Rent” for each calendar year following the Base Year or each portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Premises Taxes for such period exceed Base Taxes.

            Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Premises Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year following the Base Year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Premises Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

            As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Premises Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto (“Expense Statement”). Unless Tenant raises any objections to Landlord’s Expense Statement within ninety (90) days after receipt of the same, such Expense Statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such Expense Statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such Expense Statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the Expense Statement and the Parties shall negotiate in good faith to resolve any

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disputes. Any objection of Tenant to Landlord’s Expense Statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s Expense Statement, nor shall any failure of Landlord to deliver Landlord’s Expense Statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s Expense Statement.

            If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant’s receipt of Landlord’s Expense Statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs and Premises Taxes over the Base Year or Base Taxes, as applicable, for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant’s receipt of Landlord’s final Expense Statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

            If for any reason Base Taxes or Premises Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. Notwithstanding the first sentence of this paragraph, if Premises Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Premises Taxes are reduced by any such exemption, Premises Taxes for such year shall be calculated on the basis of the amount the Premises Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Premises Taxes for the year in which the decrease occurs.

            To the extent they exceed the amounts of the applicable costs during the Base Year, or Base Taxes, as applicable, Tenant shall pay Tenant’s Share of all Premises Taxes, impositions, insurance premiums, operating charges, maintenance charges, security costs, Operating Costs and other charges, costs and expenses which arise or may be contemplated under any provision of this Lease or otherwise becoming due by virtue of the activities and/or business of Tenant prior to and during the Lease Term hereof, all of which shall be Additional Rent. In the event Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Minimum Annual Rent. It is the intention of the Parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of or reduction in Minimum Annual Rent or Additional Rent payable under this Lease, except as expressly provided herein. The covenants of Landlord and Tenant hereunder are independent, except that Tenant’s performance of its obligations under this Lease shall be a condition to Landlord’s performance under this Lease. Any present or future law to the contrary shall not alter this agreement of the Parties. If Tenant shall fail to pay, when due, any rent or other charge, such unpaid amount shall bear interest at the maximum lawful rate from the date due through the date of payment. Minimum Annual Rent and all Additional Rent are sometimes collectively referred to herein as “rent.” The sum of all amounts of rent payable in a given month shall be deemed to constitute a single rental obligation of Tenant.

        5.13    Tenant’s Share. “Tenant’s Share” means the Floor Area of the Premises divided by the total Floor Area of the Building, as set forth in Article 2. If the Floor Area of the Building is changed or the Floor Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly. Notwithstanding anything else contained herein to the contrary, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs and Taxes among different tenants of the Building; provided, however, that all commercial office-type tenants (as distinguished from retail and other shopping center-type tenants) shall be treated equally.

        5.14    Place of Payment. Tenant shall pay Landlord all rent at the address specified for Place of Payment in Article 2.1, or at such other place of which Landlord shall notify Tenant from time to time.

ARTICLE 6 - “GROSS SALES”

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ARTICLE 7 - PERMISSIBLE USE

        7.1    Permitted Uses. Tenant shall use the Premises solely for the purpose and under the trade name specified in Article 2.1, and Tenant shall not use nor permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole, absolute and arbitrary discretion.

        7.2    Prohibited Uses. Tenant shall not use, nor suffer or permit any person or persons to use the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations of the Project as set forth in Exhibit G, as the same may be amended by Landlord from time to time, or for any use or purpose in violation of the laws of the United States of America, the laws of the State of California, or the ordinances, regulations or requirements of the local, municipal or county governing bodies or any other lawful governmental or quasi-governmental authorities having jurisdiction over the Project, or for any use or purpose in violation of any regulations of any insurance carrier providing insurance for the Premises or Building.

        7.3    Duties and Prohibited Conduct. Tenant shall keep the Premises clean and orderly, free from all offensive noise, odor, light and/or displays. Tenant shall not conduct or operate its business in any manner that (i) could jeopardize or increase the costs for any fire or other insurance on the Premises or Building, or (ii) may constitute a nuisance to, or interfere with, other property of Landlord or its business, or the property or business of other tenants of the Building. Tenant may not display or sell merchandise, or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof or permanent doorways of the Premises, or in the hallways within the Premises. Any sign placed or erected by Tenant and permitted hereunder, shall be kept by Tenant safe, secure and in conformance with the requirements of the local governing body having jurisdiction over the Project and each of the restrictions and requirements set forth in Exhibit F. No aerial or antenna shall be erected on the roof or exterior walls of the Premises without, in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord, Landlord’s agents, and/or Landlord’s employees, without notice at any time. In addition, Tenant agrees that it will not solicit in any manner in any of the automobile parking and common areas of the Project or on sidewalks or walkways adjacent to the Project.

    7.4    Rights Granted to Other Tenants. Tenant acknowledges that Landlord may grant, or may have previously granted, exclusive rights to other tenants at the Building and a material consideration to Landlord in entering into this Lease is Tenant’s covenant to limit its use of the Premises to the permitted use of the Premises under Tenant’s trade name. The violation by Tenant of the exclusive rights granted to other tenant(s) of the Building will result in Landlord suffering irreparable harm and, therefore, in addition to the other rights and remedies available to Landlord under this Lease, Landlord may seek to enjoin Tenant’s breach of this Article 7.4, and Tenant shall be liable for any damages incurred or sustained by Landlord to such other tenant whose exclusive use right was breached by Tenant. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to operate their business, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants or third parties.

        7.5    Leasing to Other Tenants. Tenant specifically acknowledges that by the provisions of this Article 7.5, that Landlord has not granted to Tenant any exclusive business right within the Building or elsewhere. The Permitted Use of the Premises shall only limit Tenant’s use thereof in accordance with this Article 7. No exclusive business right shall be implied or inferred. Landlord reserves the absolute right to effect such other tenancies in the Building and to use, permit or occupy portions of the Building for retail and/or non-retail uses, including but not limited to office, residential, hotel/motel, or otherwise, as Landlord shall determine, in the exercise of its sole and absolute business judgment, is best to promote the interests of the Project. Tenant shall not rely on the fact, nor does Landlord represent, that any specific tenant or occupant or number or type of tenants or occupants or types of uses shall or shall not during the Lease Term occupy any space in the Building, nor does Tenant rely on any other tenant or tenants or occupants operating its or their business and affairs at the Project at any particular time or times. Moreover, no conduct by any tenant, subtenant, licensee, concessionaire, owner, or other occupant of, customer of, supplier to or use of any portion of the Project by others shall constitute an eviction, constructive or otherwise, of Tenant from the Premises, and Tenant hereby waives any and all claims that, but for this sentence, it might have against Landlord by reason of such conduct by one or more of such persons and entities.

        7.6    Deliveries. Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Tenant shall not cause, and shall use its best efforts to prevent, delivery trucks or other vehicles servicing the Premises from parking or

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standing in service areas for undue periods of time. Landlord further reserves the right to reasonably regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further reasonable rules and regulations which Landlord may impose from time to time.

        7.7    Title of Premises. Landlord covenants that, as of the Effective Date, the Premises are not subject to any lien, claim or encumbrance that would limit or restrict the rights granted to Tenant set forth herein.

        7.8    Charge for Unpermitted Use. Tenant hereby acknowledges that Tenant’s use of the Premises for any business or purpose other than the purpose set forth in Article 2.1 above will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative and legal fees incurred to address complaints from other tenants in the Building, including claims that Tenant is violating the exclusive use rights of other tenants. Accordingly, if Tenant uses the Premises for any business or purpose other than the purpose set forth in Article 2.1 above, then Tenant shall pay to Landlord an unpermitted use charge in the amount of $1,000, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s unpermitted use of the Premises, per occurrence. The Parties hereby agree that such unpermitted use charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s unpermitted use of the Premises. Acceptance of such unpermitted use charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such unpermitted use, limit or cap Tenant’s liability for Landlord’s damages caused by Tenant’s unpermitted use, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        7.9    Energy and Environmental Initiatives. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Project and/or the Building, including but not limited to, reducing the carbon footprint by reducing the energy consumption and reducing water consumption in the Common Areas of the Project. Landlord shall track energy consumption data of the Common Areas on a monthly basis based upon available data and water usage of the Common Areas on at least a quarterly basis based upon available data. Tenant shall reasonably cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council and any other sustainability and well-being focused certification such as, but not limited to, the Institute for Real Estate Management Certified Sustainability Properties (REM CSP), certification, BREEAM certification, Green Globes certification, Fitwel certification and WELL certification. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord. Tenant affirms its support of these practices, and agrees to cooperate with Landlord by implementing reasonable conservation practices. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation. In connection with the foregoing, the following shall apply:

        Issues related to sustainability and energy, including but not limited to retrofit projects, billing issues, energy efficiency upgrades, and data access shall be discussed by the Parties as reasonably necessary. Landlord’s and Tenant’s respective “Sustainability Contact” information is set forth in Article 2.1 of this Lease.

        Further, all in-house leasing agents of Landlord shall complete at least one hour of sustainability training covering the fundamentals of energy efficiency in commercial buildings as feasible.

        Should any specific practice(s) proposed by Landlord be deemed to be inconsistent with Tenant’s business operations, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s).

ARTICLE 8 - UTILITIES

8.1    Landlord shall furnish to the Premises reasonable amounts of heat, ventilation and air-conditioning during the Minimum HVAC Hours of Monday through Friday during the hours of 7:00 am to 6:00 pm and Saturday during the hours of 9:00 am to 1:00 pm (“Minimum HVAC Hours”) except for the date of observation of New Year’s Day, President’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day (collectively, the “Holidays”); reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Tenant will be entitled to operate the heating and air conditioning system in the Premises at all other times at no additional cost to Tenant other than actual charges for electricity. Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area

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toilet room supplies. At its own expense, Tenant shall pay for all water, power, gas, electric current, telephone service, sewage removal and all other utilities used by Tenant on or at the Premises from and after the Commencement Date. In the event that any utilities are furnished to the Premises by Landlord, whether sub-metered or otherwise, then and in that event Tenant shall pay Landlord for such utilities, but the rates charged to Tenant by Landlord shall not exceed those of the public utility company furnishing same to Landlord as if its services were being furnished directly to Tenant. If a separate meter is provided to or required by Tenant or the utility provider for any such utilities, it shall be installed and maintained at Tenant’s expense. In the event any utility provided to the Premises is not separately metered, then Tenant shall pay to Landlord its equitable share of such costs as determined by Landlord in its sole judgment. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building standard lighting fixtures) shall be at Tenant’s sole expense.

        8.2    Payment for Additional Utilities and Services.

(a)    If, in its sole and absolute discretion, Landlord elects to furnish HVAC service to office space tenants of the Building at times other than Minimum HVAC Hours on business days, then, upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing such HVAC service, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

(b)    Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

(c)    If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then following notice and warning and repeated occurrence by Tenant Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(d)    If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the office portion of the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and, upon providing notice, then charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation). In no event shall Tenant’s usage of electrical power exceed 100 amps. Without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, Tenant shall not connect or use any apparatus or device in the Premises using current in excess of 110 volts.

        8.3    Utility Service Provider. Notwithstanding anything herein to the contrary, in the event there is more than one utility provider offering service to the Building, Landlord shall have the right, in its reasonable discretion, to select to provider(s) and to enter into exclusive arrangements with such providers. In making such decision, Landlord shall consider relative environmental impacts of each provider, in addition to the cost of service and such other factors as Landlord deems reasonably relevant. If Landlord elects to install an on-site electricity generation system, including without limitation, photovoltaic solar panels, Tenant shall purchase energy from, on-site renewables as provided by Landlord via a Power Purchase Agreement (PPA). In such event, Landlord shall install, own and maintain the onsite generation and sell power directly to Tenant at a fixed rate that is at or below the rate for electricity offered by local utility companies and Landlord shall install an electric meter or submeter to service the Premises to measure the consumption of electricity in the Premises. Landlord shall charge and Tenant shall pay as an additional charge hereunder such amounts as are invoiced by Landlord for Tenant’s actual electricity usage as measured by such submeter, without markup by Landlord. If and to the extent applicable, Landlord shall make appropriate adjustments to the electricity charges included in Operating Costs so that Tenant’s proportionate share of the cost thereof will not include amounts which are separately metered or sub-metered and paid for by Tenant.

        Landlord shall have the right to adjust the utility services provided under this Lease as reasonably necessary in order to comply with any applicable, mandatory laws, rules or regulations relating the energy usage and/or environmental performance and/or to participate in any voluntary energy savings or environmental performance programs. The Parties shall reasonably cooperate in good faith to minimize the disruption to Tenant’s business

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related to compliance with such laws, rules or regulations, provided that Landlord shall have no liability with respect thereto.

        8.4    Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

ARTICLE 9 - INDEMNITY AND INSURANCE

        9.1    Indemnification and Waiver. Tenant agrees that Landlord shall not be liable for any damage or liability of any kind, or for any injury to or death of persons, or damage to property of Tenant or any other person during the Lease Term, from any cause whatsoever, resulting from the use, occupation or enjoyment of the Premises or the operation of business therein or therefrom by Tenant or any person holding under Tenant. Tenant hereby agrees to indemnify and hold Landlord and Landlord’s officers, directors, shareholders, partners, joint venturers, members, managers, agents, employees, contractors and representatives (collectively, the “Landlord Parties”) harmless from and against any and all liabilities, damages, losses, demands, claims, costs, expenses (including reasonable attorneys’ fees and costs), obligations, liens, penalties, fines, judgments, actions, causes of action and lawsuits (herein collectively “Liabilities”), which Landlord may suffer or incur arising out of, in connection with or resulting from this Lease, including, but not limited to, Tenant’s and Tenant’s officers, directors, shareholders, partners, joint venturers, members, agents, employees, contractors, licensees, invitees, customers, sublessees and assignees (collectively the “Tenant Parties”) failure to observe or comply with laws of the United States of America, the laws of the State of California, or the ordinances, regulations or requirements of the local, municipal or county governing bodies or any other lawful governmental or quasi-governmental authorities having jurisdiction over the Project, the conduct of Tenant’s business, any activity, work or other things done, or permitted or suffered by Tenant or Tenant Parties in or about the Premises or other portions of the Project, or the breach or default of any of Tenant’s obligations under this Lease. Tenant further agrees that in case of any one or more Liabilities, threatened or actual, arising against Landlord, Tenant shall, upon notice from Landlord, defend Landlord at Tenant’s sole cost and expense by counsel satisfactory to Landlord. Tenant shall not be liable for, and the foregoing indemnity shall not apply to, damage or injury occasioned by the willful misconduct or gross negligence of Landlord and its designated agents, servants or employees, unless the same is covered by insurance that Tenant is required to provide.

        9.2    Tenant Assumption of Risk. Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to property or injury to or death of persons, in, upon or about the Premises from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity earthquake, dampness, water or rain (whether same may leak from any part of the improvement constructed at the Building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place), and Tenant hereby waives any and all claims with respect thereof against Landlord and Landlord Parties. Landlord and Landlord Parties shall not be liable for interference with the light or other incorporeal hereditaments, loss of business or profits of Tenant, damage to property entrusted to Landlord or Landlord Parties, or for loss of or damage to any property, by theft or otherwise, resulting from any cause whatsoever, except to the extent arising from the willful misconduct or gross negligence of Landlord or Landlord’s agents or employees. Landlord and Landlord Parties shall not be liable for any one or more latent or patent defect(s) in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents occurring in, on or about the Building. Tenant shall defend (with an attorney acceptable to Landlord), indemnify and hold harmless Landlord, its mortgagees and agents from any damages or costs arising out of claims for injuries or damages due to the events mentioned in this paragraph. The indemnity provided in this article shall survive the expiration or termination of this Lease.

        9.3    Tenant’s Insurance Obligation. Tenant shall carry and maintain, at Tenant’s sole cost and expense, the following types of insurance in the amounts and forms hereinafter specified, commencing upon the date Landlord delivers possession of the Premises to Tenant and continuing thereafter until the Expiration Date or earlier termination of the Lease Term:

            (a)    Public Liability. Tenant shall at all times during the Lease Term maintain in effect a policy of commercial general liability insurance against claims for bodily injury, including death and personal injury and broad form property damage or loss, arising out of or with respect to any construction of improvements on the Premises, the use, operation, occupation and/or condition of the Premises, or the operations of Tenant in, on or about the Premises. The limit of liability shall be not less than Three Million Dollars ($3,000,000) per person and per

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occurrence, with a retention amount on the primary coverage of not more than Five Thousand Dollars ($5,000). Coverage may be obtained through a general liability policy and an umbrella policy. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property contained in Article 9.1. Such policies shall include coverage for fire, explosion and water damage legal liability.

            (b)    Tenant Improvements. Insurance covering all of Tenant’s leasehold improvements, alterations or additions permitted under Article 10, Tenant’s Personal Property located from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement costs, without depreciation, during the Lease Term, providing protection against any peril included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage, vandalism and malicious mischief and such other coverages as Landlord may from time to time require by notice to Tenant. Any insurance proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 17, whereupon any insurance proceeds covering Tenant’s leasehold improvements and any alterations or additions permitted under Article 10 shall be paid to Landlord.

            (c)    Workers’ Compensation. Tenant shall carry workers’ compensation insurance as required by law, including employer’s liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence; a $1,000,000 disease policy limit; and a $1,000,000 disease each employee policy limit.

            (d)    Liquor Liability – INTENTIONALLY DELETED.

            (e)    Boiler and Machinery – INTENTIONALLY DELETED.

            (f)    Environmental Hazard. INTENTIONALLY DELETED.

            (g)    Business Interruption Insurance. During the Lease Term Tenant shall keep and maintain a policy of business interruption insurance, which policy shall provide for payment to Landlord of a sum equal to the Minimum Rent, as increased, plus Additional Rent, as increased, for a term of not less than twelve months after any casualty, destruction or event which results in interference with Tenant’s business operations. Such business interruption insurance shall specifically include coverage, if available, for disruptions of business or required cessation thereof due to an epidemic, pandemic or other communicable or infectious disease and/or civil or governmental authority guidance or requirement issued to avoid transmission thereof, by way of a mandatory shutdown, stay-at-home or shelter-in-place order or guidance, limitation on non-essential activities or the operation of non-essential businesses, or other health-related edict. Alternatively, upon notice from Landlord to Tenant, at Landlord’s election, Landlord may carry such insurance or comparable insurance covering the Minimum Rent and Additional Rent obligations under this Lease, in which event Tenant shall reimburse Landlord for its proportionate share of the cost thereof.

        9.4    Policy Requirements. All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the state in which the Project is located and holding a general policy holder’s rating of not less than A and a financial rating of not less than Class A-VIII as rated in the current edition of Best’s Insurance Reports. All such policies shall name, as additional insureds, Landlord and, if requested by Landlord, all mortgagees, beneficiaries and/or lessors with respect to Landlord’s interest in the Premises, which policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and all such additional insurers with respect to Landlord’s interest in the Premises, as their interests may appear. Executed copies of such policies of insurance or original certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter as soon as reasonably possible prior to the expiration of the term of each such policy or as soon thereafter as reasonably possible, but in no event more than ten (10) days following the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss occasioned to it, its servants, agents, or employees by reason of any act or omission of Tenant or its servants, agents, employees or contractors. As often as any such policy shall expire or terminate, Tenant shall obtain renewal or additional policies and deliver evidence thereof to Landlord, pursuant to the terms of this Article 9. All policies of insurance delivered to Landlord must contain a provision that the company writing such policy will give to Landlord at least thirty (30) days’ notice in writing in advance of any cancellation or lapse of the policy and Tenant agrees that it shall give written notice to Landlord within ten (10) days following the effective date of any reduction in the amount of coverage or other material change in such policy. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. No policy of insurance carried by Tenant pursuant to this Article 9. shall have a deductible of more than $5,000.00 without Landlord’s express prior written consent. Tenant’s failure to procure and

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maintain such insurance shall constitute a default under this Lease; provided, however, that Landlord may, at its option, procure said insurance on Tenant’s behalf and charge Tenant, as additional rent, for the costs therefore together with a twenty-five percent (25%) handling charge, payable within three (3) days after demand therefore. Should Tenant timely pay such amount, such default shall be deemed cured.

        9.5    Increases in Coverage. In the event Landlord or Landlord’s mortgagee or beneficiary deems it necessary to increase the amounts or limits of insurance required to be carried by Tenant hereunder, Landlord shall notify Tenant of such increased amounts or limits, and Tenant shall increase the amounts or limits of its insurance required hereunder and shall provide Landlord with policies or original certificates evidencing the increased amounts or limits as provided in Article 9.3.

        9.6    Blanket Coverage. Tenant’s obligations to carry the insurance provided for in this Article 9 may be brought within the coverage of a so-called “blanket” policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord, and, if requested by Landlord, Landlord’s mortgagee, beneficiary and/or lessor, shall be named as additional insured(s) thereunder as their interests may appear; and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Landlord shall have the right, at all reasonable times, to inspect the policies of insurance of Tenant this Lease requires Tenant to maintain.

        9.7    Landlord’s Insurance Obligations. From and after Landlord’s delivery of the Premises to Tenant, Landlord shall maintain in effect a policy or policies of casualty insurance covering the building of which the Premises are a part, including then-existing leasehold improvements, but excluding “Tenant’s Work”, if any, Tenant’s leasehold improvements, alterations or additions permitted under Article 10, Tenant’s trade fixtures, merchandise or other personal property, in an amount not less than eighty percent (80%) of its full replacement cost (excluding excavations, foundations and footings) during the Lease Term, providing protection against any peril generally included within the classification “Fire and Extended Coverage” (including “Earthquake Insurance” and “Flood Insurance” only if Landlord or its lender deems such insurance to be necessary or desirable), together with insurance against sprinkler damage, vandalism and malicious mischief and such further insurance as Landlord or Landlord’s lender deems necessary or desirable. Landlord’s obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Landlord shall also have the right to carry rental interruption insurance covering Rent for a period of not less than one (1) year covering events such as casualty, epidemics, pandemics or other communicable or infectious disease and/or related civil or governmental authority guidance or requirements, Tenant shall reimburse Landlord for its proportionate share of the cost of the above-described Landlord’s insurance as an Operating Costs over the cost of Landlord’s insurance in the Base Year

        9.8    Insurance Use Restrictions. From and after the Effective Date, Tenant shall not carry any stock of goods or do or permit anything to be done in, on or about the Premises that might increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in costs for insurance carried by Landlord pursuant to Article 9.5 caused by Tenant’s violation of the foregoing restrictions, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment that overloads the electrical lines of the Premises, Tenant shall at its own expense make whatever changes or provide whatever equipment and/or safeguards that are necessary to comply with the requirement of the insurance underwriters and any governmental authority having jurisdiction there over, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.

        9.9    Waiver of Subrogation. Landlord and Tenant release each other, and their respective shareholders, directors, officers, partners, joint venturers, members, managers, agents, employees, contractors and representatives, from any and all claims for damage to any buildings or improvements within the Project that are caused by or result from risks to the extent insured against under any property insurance policies carried by either Party pursuant to any provision of this Article 9 to the extent of the proceeds from such policies. Such release does not apply to any deductible, any claims not required to be insured hereunder or any claims in excess of the insurance coverage required under this Article or that insurance coverage actually in effect, whichever is greater. Tenant shall cause each property insurance policy obtained by it pertaining to the Premises to provide that the insurer waives all right to recover by way of subrogation against Landlord and Landlord Parties in connection with any loss covered thereby.

ARTICLE 10 - TENANT’S ALTERATIONS

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        10.1    Permitted Alterations. Landlord agrees that Tenant may, from time to time during the Lease Term, at Tenant’s sole cost and expense and after giving Landlord at least thirty (30) days’ prior notice of its intention to do so, make such alterations, additions and changes in and to the interior of the Premises (except those of a structural nature) as Tenant may find necessary or convenient, provided that the value of the Premises is not thereby diminished, and provided that no alterations, additions or changes which (a) cost in excess of Two Thousand Five Hundred Dollars ($2,500) for any one work of improvement or alteration, or in excess of Five Thousand Dollars ($5,000) in the aggregate for multiple works of improvement or alteration during any period of twelve (12) consecutive months during the Lease Term, or (b) are visible from the Common Areas, may be made without first procuring the prior written consent of Landlord. In no event shall Tenant make any alterations, additions or changes to the storefront, or the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same, if one be initially constructed, unless and until the written consent of Landlord shall first have been obtained, which consent may be withheld in Landlord’s sole and arbitrary discretion. Tenant shall not make or cause to be made any penetration through the roof or demising walls of the Premises without the prior written consent of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article. Tenant agrees to reimburse Landlord for all costs and expenses (including, without limitation, any architect and/or engineer fees) incurred by Landlord in approving or disapproving Tenant’s plans for alterations, additions or changes.

        10.2    Manner of Construction. All alterations, additions, or changes to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer satisfactory to Landlord and shall be made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work. All work with respect to any alterations, additions or changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. All work that will involve impairing any Fire Protection System, which includes, but is not limited to, any fire sprinkler values and/or fire alarm monitoring systems, requires a “Red Tag Permit”. This tag is issued by calling the Landlord at 858-677-0900. This permit shall be obtained 24 hours prior to work being performed. This work may require a shut-down of alarm systems, approved ventilation to the outside, possession of an appropriate fire extinguisher and a stand-by person on fire watch. In addition, the “fire watch person” will be expected to have the Landlord’s emergency telephone number in their possession and be able, in an emergency, to explain their exact location. System shutdown shall not occur more than once weekly. Upon completion of any alterations, additions or changes, Tenant agrees to cause a notice of completion (or similar evidence of substantial completion) to be recorded in the public land records for the City or County in which the Project is located as required or permitted by the law of the State in which the Project is located. Such alterations, additions or changes shall be considered as improvements, shall become an integral part of the Premises and the property of Landlord upon installation thereof and shall not be removed by Tenant unless Landlord shall require Tenant to remove such improvements, in which event Tenant shall, at its expense, promptly remove those improvements that Landlord designates and repair any damage occasioned to the Premises by reason of their removal. All improvements to the Premises by Tenant, including, but not limited to, light fixtures, floor coverings and partitions, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. All materials used in any alterations or changes to the Premises shall be new or like-new in quality and condition. Any such alterations, additions or changes shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such manner as not to obstruct the access to the premises of any other occupant of the Building. Tenant shall furnish Landlord with a copy of all applicable construction permits and plans so that Landlord may hold in its file a complete and accurate set of permits and plans for all alterations, additions and changes to the Premises and for all Tenant’s Work, if any, on the Premises.

    10.3    Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

        10.4    Construction Insurance. In the event that Tenant shall make any permitted alterations, additions or changes to the Premises under the terms and provisions of this Article 10, Tenant agrees to carry “Builder’s All Risk” insurance in an appropriate amount covering the construction of such alterations, additions or changes, and such other insurance as Landlord may reasonably require, it being understood and agreed that all such alterations, additions or changes shall be insured by Tenant pursuant to Article 9.3(b) immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of the estimated cost of the alterations, additions or changes to assure the lien-free completion of such improvements.

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        10.5    Code Compliance. Tenant shall promptly comply with any and all present and future governmental laws, ordinances, rules, regulations and orders applicable to the Premises and Tenant’s use and occupancy thereof, including but not limited to the Americans with Disabilities Act of 1990, 42 USC section 12101 et. seq. (the “ADA”) and all analogous state and local laws, and all rules and regulations promulgated to further the purpose thereof (collectively, “Laws”). Tenant’s obligations hereunder shall include the making of alterations, additions and improvements required by any Law for the conduct or continuance of Tenant’s business on the Premises. Tenant’s obligation to comply with Laws shall include, without limitation, the responsibility of Tenant to make alterations to the Premises regardless of, among other factors, the relationship of the cost of curative action to the rent payable under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Landlord or Tenant, the degree to which the curative action may interfere with Tenant’s use or enjoyment of the Premises, the likelihood that the Parties contemplated the particular Law involved, and whether the Law involved is related to Tenant’s particular use of the Premises. Tenant shall have the right to contest or review, by procedures permitted by applicable law, at its own expense, any such Law and may delay compliance therewith if permitted by such Law, provided that Landlord or any other tenant, occupant or owner of the Project is not subject to civil liability or criminal prosecution as a result thereof and Landlord’s title to or interest in, or such tenant’s, occupant’s or owner’s business in or title to, the Project, or any portion thereof, is not subjected to forfeiture, involuntary sale, loss or closure as a result thereof. Tenant shall indemnify, defend, protect and hold Landlord and such other tenants, occupants and owners harmless from and against any and all liability, loss, cost, damage or expense (including attorneys’ fees) resulting from or in connection with any contest hereunder. Any contest shall be conducted with all due diligence. Tenant shall diligently comply with any final, non-appealable decision in any such contest.

ARTICLE 11 - MECHANICS’ LIENS

        11.1    Tenant’s Lien Obligations. Tenant agrees that it shall pay, or cause to be paid, all costs for work done by it or caused to be done by it on the Premises and that it shall keep the Premises free and clear of all mechanics’ liens and other liens for or arising from work done by or for Tenant or for persons claiming under it. Tenant shall indemnify, defend and protect Landlord from and against all liability, loss, damage, costs, attorney fees, and all other expenses on account of claims of contractors, subcontractors, laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it.

        11.2     Contest of Lien. If Tenant shall desire to contest any such claim of lien, or if any such lien is actually filed against the Premises or Building, Tenant shall furnish Landlord adequate security for 125% of the amount of the claim plus estimated costs and interest, or shall post a mechanics’ lien release bond issued by a responsible corporate surety in an amount sufficient to satisfy the applicable statutory requirements therefore. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall promptly pay and satisfy the same, together with any and all fees and costs provided for by the judgment.

        11.3    Right to Cure. If Tenant shall default in the timely payment of any charge for which a mechanics’ lien claim and suit to foreclose the lien have been filed, and shall not have given the security to protect the Building and Landlord against such claims of lien as herein above provided, Landlord may, but shall not be required to, pay such claim and any costs, and the amount so paid together with reasonable attorney fees incurred in connection therewith shall be immediately due and owing from Tenant to Landlord, and Tenant agrees to pay the same upon demand with interest at the maximum lawful rate per annum from the date of payment thereof by Landlord.

        11.4    Notice. Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the Party receiving notice of such lien or action shall forthwith give the other Party notice thereof.

        11.5    Inspection. Landlord or its representatives shall have the right to go upon the Premises at all reasonable times to inspect the Premises and to post and keep posted thereon notices of non-responsibility or such other notices as are permitted or provided for by law or which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Before Tenant’s commencement of any work that might result in any such lien, Tenant shall give to Landlord notice of Tenant’s intention to do so in sufficient time to enable Landlord to file and record such notices in accordance with the laws and/or statutory requirements of the State in which the Project is located.

ARTICLE 12 - SIGNS

        12.1    General. Tenant shall not place or suffer to be placed on the exterior walls of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning,

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canopy, marquee, advertising matter, decoration, letter or other thing of any kind (exclusive of the signs, if any, which may be provided for in the original construction or improvement plans and specifications approved by Landlord hereunder and which conform to Landlord’s Sign Criteria) without the prior written consent of Landlord, and then, only in conformance with the Sign Criteria set out in Exhibit F, and Tenant agrees to reimburse Landlord for Landlord’s reasonable expenses incurred in connection with the review and approval of such signs. Landlord hereby reserves the exclusive right to the use for any purpose whatsoever of the roof and exterior of the walls of the Premises and the building of which the Premises are a part. In the event Tenant shall install any sign that does not meet Landlord’s Sign Criteria, Landlord shall have the right and authority without liability to Tenant to enter upon the Premises, remove and store the subject sign and repair all damage caused by the removal of the sign. All costs and expenses incurred by Landlord shall be immediately paid by Tenant as Additional Rent. Landlord reserves the right to remove Tenant’s sign during any period when Landlord repairs, restores, constructs or renovates the Premise or the Building of which the Premises is a part.

        12.2    Lobby Directory: To insure a quality and uniform business environment, Tenant’s identifying signage on the suite entry sign shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Tenant shall also be entitled to have Tenant’s name, and the name of its Affiliate, listed, at Tenant’s sole cost and expense, on a directory sign in the main lobby of the Building.

    12.3    Tenant’s Interior Signage: Tenant shall not affix nor maintain upon the glass panes or supports of the show windows, nor within sixty (60) inches of any window nor upon the doors, roof or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items except those approved in writing in advance by Landlord as to the size, design, type, color, location, copy, nature and display qualities of such item. Further, no curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Premises or the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. All signs erected by Tenant shall comply with the provisions of Exhibit F and Landlord’s prior written approval. In addition, Tenant shall use no advertising medium the sound or effect of which extends beyond the Premises or on walkways adjacent to the Building, including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios, televisions, sign spinners or human directionals. Tenant shall not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area or structure of the Project, whether belonging to Tenant, or to Tenant’s agents, or to any other person; nor shall Tenant distribute, or cause to be distributed in the Project and adjacent walkways any handbill or other advertising devices. In the event Tenant shall violate any provision of this Article 12 or any provision of Exhibit F, Tenant hereby grants to Landlord the right to enter the Premises and correct such violation at Tenant’s sole cost and expense. If any such violation shall occur in the common areas, Landlord shall have the immediate right to cure, at Tenant’s sole cost and expense, such violation which right shall include, without limitation, removal of any and all unapproved signage.

ARTICLE 13 - PERSONALTY AND FIXTURES

        13.1    Ownership. Any merchandise, trade fixtures, furniture, furnishings, signs and other personal property of Tenant not permanently affixed to the Premises (“Personalty”) shall be new or of new quality when initially installed in the Premises and shall remain the property of Tenant. Provided Tenant is not in default under the terms of this Lease and subject to Article 13.4, Tenant shall have the right, from time to time, to remove any and all Personalty which it may have stored or installed in the Premises, provided that Tenant shall immediately replace the same with similar Personalty of comparable or better quality, except at the expiration or earlier termination of this Lease. At its sole expense, Tenant shall immediately repair any damage occasioned to the Premises by reason of Tenant’s removal of any such Personalty, and upon the expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat and broom-clean condition, free of trash and debris.

        13.2    Removal of Personalty. If Tenant does not remove all of its personal property including, but not limited to, Tenant’s furniture, fixtures, equipment, goods and chattels from the Premises upon abandonment or expiration or earlier termination of this Lease (or within two (2) days after a termination by reason of Tenant’s default), then such effects shall be considered abandoned, and Landlord may remove any or all such items and

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dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property, plus a twenty percent (20%) service charge, as Rent after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale to the amounts due Landlord from Tenant under this Lease and for the costs of storage and the sale.

        13.3    Fixtures. Tenant’s approved alterations to the Premises (see Article 10.1) are collectively referred to as “Fixtures.” All Fixtures become Landlord’s property upon the expiration or earlier termination of this Lease.

        13.4    Landlord’s Lien. This Lease constitutes a “Security Agreement” on personal property within the meaning of the UCC (defined below) and other applicable law with respect to Tenant’s Personalty and Fixtures. To this end, Tenant grants to Landlord a security interest in Tenant’s Personalty and Fixtures which are personal property to secure Tenant’s obligations and performance as set forth in this Lease, and agrees that Landlord shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Landlord with respect to Tenant’s Personalty and Fixtures sent to Tenant at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Tenant. The “UCC” shall mean the Uniform Commercial Code of the State of California or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than California, then, as to the matter in question, the Uniform Commercial Code in effect in that state. Tenant authorizes Landlord to file a financing statement describing Tenant’s Personalty and Fixtures. Tenant (as debtor) shall execute and deliver to Landlord (as secured party), in form and substance satisfactory to Landlord, such financing statements and such further assurances as Landlord may, from time to time, reasonably consider necessary to create, perfect and preserve Landlord’s security interest hereunder and Landlord may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

        13.5    Business and Personalty Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its Personalty located in or upon the Premises. In the event any such items of property are assessed with property of Landlord, such assessment shall be divided between Landlord and Tenant to the end that Tenant shall pay its equitable portion of such assessment as Landlord shall conclusively determine. No taxes, assessments, fees or charges referred to in this Article 13.5 shall be considered as Premises Taxes under the provisions of Article 5.7.

ARTICLE 14 - ASSIGNMENT, SUBLEASE AND OTHER TRANSFERS

        14.1    Restrictions.

            (a)    Landlord and Tenant agree that the Building consists of an interdependent group of retail enterprises and that the realization of the benefits of this Lease, both to Landlord and Tenant, is dependent upon Tenant’s creating and maintaining a successful and profitable retail operation in the Premises and on Landlord maintaining the proper “tenant mix” for the Building. Accordingly, Tenant shall not transfer, assign, sublet, mortgage, hypothecate, encumber or enter into any license or concession agreement regarding this Lease, or all or any portion of Tenant’s interest in and to the Premises (collectively, “Transfer”), without in each instance procuring the prior written consent of Landlord. Any such attempted or purported Transfer without Landlord’s prior written consent shall be void and of no force or effect, shall not confer any interest or estate in the purported transferee, and shall at Landlord’s sole, exclusive, and absolute discretion, entitle Landlord to terminate this Lease upon notice to Tenant. Tenant’s request for an assignment or other transfer shall be in writing to Landlord and will only be considered by Landlord if Tenant is not in default of any provision of this Lease.

            (b)    The consent of Landlord required hereunder shall not be unreasonably withheld.

        14.2    Procedure for Transfer. Should Tenant desire to make a Transfer hereunder, Tenant shall, in each instance, give notice of its intention to do so to Landlord not less than thirty (30) days prior to the effective date of such proposed Transfer. Such notice shall include or be accompanied by the following:

            (a)    the full particulars of the proposed Transfer, including its nature, effective date, terms and conditions, and copies of any offers, draft agreements, subleases, license or concession agreements, letter of commitment or intent, and other documents pertaining to such proposed Transfer;

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            (b)    a description of the identity, net worth and previous business experience of the Transferee, including, without limitation, copies of Transferee’s latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the Transferee; and

            (c)    a statement that Tenant intends to consummate the proposed Transfer if Landlord consents thereto. Tenant shall also supply Landlord with any further information relevant to the transaction that Landlord shall request within fifteen (15) days after receipt of Tenant’s notice of the proposed Transfer.

        14.3    Grounds for Disapproving a Transfer. In determining whether to consent or disapprove of a Transfer, it shall be deemed reasonable for Landlord to object to a proposed Transfer if:

            (a)    The Transferor is in default of any of its obligations under the terms of this Lease;

            (b)    The proposed use by the Transferee will conflict with or is incompatible with the existing or proposed uses (whether or not exclusive) of other occupants of the Building.

            (c)    The proposed Transferee has inadequate financial strength or lacks business or management experience or reputation.

            (d)    The proposed use by the proposed Transferee would cause a diminution in the reputation of the Project or unfairly burden the use of the Common Area, as determined by Landlord in its sole and exclusive business judgment.

            (e)    The impact of such proposed Transferee would have a detrimental impact on the Common Areas or on the other occupants of the Project.

            (f)    INTENTIONALLY DELETED.

            (g)    Landlord shall further have the right to condition its approval of any assignment or sublease to an increase in the Minimum Rent payable for the Premises, which increase shall be an amount determined by Landlord, in its sole discretion; however, such amount shall not be less than the current market leasing rate quoted by Landlord for premises comparable to Tenant’s.

        14.4    Action by Landlord. Landlord shall, within sixty (60) days after its receipt of such notice of a proposed Transfer from Tenant, notify Tenant of Landlord’s response as follows:

            (a)    disapprove the Transfer pursuant to Article 14.1; or

            (b)    consent to such Transfer; or

            (c)    terminate this Lease as to the space and for the time period covered by the proposed Transfer, such termination to be effective thirty (30) days after receipt of such notice by Tenant (unless Tenant has rescinded its proposal for such Transfer within said period). Upon such termination said space shall be excluded from the term “Premises” during said time period, and Minimum Rent, Tenant’s share of Taxes and insurance expenses relating to the Premises, and any other provisions hereof based on the size of the Premises shall be equitably reduced to reflect such exclusion.

        No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any Guarantor of this Lease from liability under this Lease. Landlord hereby reserves the right to condition Landlord’s consent to any Transfer of all or any portion of Tenant’s interest in this Lease or the Premises upon Landlord’s receipt from Tenant of a written agreement, in form and substance acceptable to Landlord. If Tenant’s interest in this Lease be assigned or if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect the rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, and hereby authorizes such subtenant or assignee to pay the rent directly to Landlord. If Tenant is a corporation, limited liability company or partnership and any transfer, sale, pledge or other disposition of the stock, managing member interests or general partner interests shall occur, or power to vote the majority of the outstanding stock, then Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this Lease

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upon ten (10) days’ notice to Tenant. In the event Tenant assigns, sublets or transfers this Lease for all or any portion of the Premises without Landlord’s prior written consent, as liquidated damages, the Minimum Rent and Operating Expenses for the Premises shall be double the current rate stated in this Lease until Tenant complies with the terms of this paragraph. Notwithstanding any contrary provision herein, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article 14, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages and the right to terminate this Lease.

        14.5    Transfer Fee. In the event Tenant requests Landlord’s consent to a proposed Transfer, Tenant shall pay to Landlord a Transfer Fee of equal to One Thousand Five Hundred Dollars ($1,500.00) prior to obtaining Landlord’s consent.

        14.6    Required Documents. Each Transfer to which Landlord has consented shall be evidenced by a written instrument, the form and content of which is satisfactory to Landlord, executed by Tenant and the Transferee under which the Transferee shall agree for the benefit of Landlord to perform and to abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purpose specified in Article 7. Upon demand by Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable attorney, accountant, consultant and administrative fees incurred in reviewing and processing documentation for each proposed Transfer, whether or not the Transfer is consummated.

        14.7    Stock Transfers. If Tenant is a corporation whose stock is not traded on a recognized, public stock exchange, or is an unincorporated association or partnership, the transfer, assignment or hypothecation, in the aggregate of more than twenty-five (25) percent of the total outstanding stock or other ownership interest in such corporation, association or partnership, shall be deemed a Transfer within the meaning and provisions of this Article 14 and shall require Landlord’s prior written consent.

        14.8    Bankruptcy. Upon the filing of a petition by or against Tenant under the Bankruptcy Code (11 USC Section 101 et. seq.), Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agrees that this Lease is a lease of real property in a shopping center and that therefore Section 365(b)(3) of the Bankruptcy Code (“Section 365 (b)(3)”) is applicable to any proposed assumption of this Lease in a bankruptcy case. Section 365 (b)(3) provides that adequate assurance of future performance of a lease of real property in a shopping center includes adequate assurance: (i) of the source of rent and other consideration due under such Lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under this Lease; (ii) that assumption or assignment of such Lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius, location, use, or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center; and (iii) that assumption or assignment of such Lease will not disrupt any tenant mix or balance in such shopping center.

        14.9    Transfer Rent. If Tenant shall enter into a Transfer hereunder, Tenant shall pay to Landlord fifty percent (50%) of any “transfer premium” (as defined in this Article 14.9). In the event of a subletting, “transfer premium” shall mean all rent, additional rent or other consideration payable by such subtenant to Tenant or on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the reasonable costs actually incurred by Tenant to secure the sublease. In the event of any Transfer other than a subletting, “transfer premium” shall mean any consideration paid by the Transferee to Tenant in connection with such Transfer which Landlord reasonably determines is allocable to the leasehold value of this Lease, less the reasonable costs actually incurred by Tenant to secure the Transfer. If part of the transfer premium shall be payable by the Transferee or subtenant other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. In the event of an assignment or sublet of this Lease, any exclusives and/or caps on Operating Costs set forth in this Lease favoring Tenant shall be deleted as of the date of such Transfer.

ARTICLE 15 - OPERATION OF TENANT’S BUSINESS

                15.1    No Continuous Operation. Tenant shall not be obligated to be open for business; provided, however, that the failure to open for business and/or the cessation of operation of Tenant’s business shall not affect Tenant's obligation to pay all amounts due hereunder and to perform all covenants and

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obligations hereunder, which obligations shall continue unless and until the effective expiration or earlier termination date of this Lease.

        15.2    Operating Hours. Tenant’s initial operating hours are Monday through Saturday from 8:00 a.m. to 5:00 p.m. or as otherwise adjusted by Tenant in Tenant’s sole discretion.

        15.3    Rules and Regulations. Tenant shall faithfully observe and comply with, and shall cause its employees and invitees to faithfully observe and comply with, such reasonable rules and regulations governing the Building as Landlord may from time to time promulgate and amend, which rules and regulations shall initially include the provisions of Exhibit G.

ARTICLE 16 - REPAIRS AND MAINTENANCE

        16.1    Tenant’s Maintenance Obligations. At all times from and after Landlord’s delivery of possession of the Premises to Tenant, Tenant shall, at its own cost and expense, repair and maintain all components of the Premises and every part thereof in good and tenantable condition, including, but not limited to, floor coverings, lighting, wiring, plumbing, all trade fixtures and other equipment therein, the storefront or storefronts, all Tenant’s signs, locks and closing devices, all window sash, casement or frames, doors and door frames, , but excluding the roof, exterior walls, structural portions of the Premises and structural floor. Upon any surrender of the Premises at the Expiration Date or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord, in good order, condition and state of repair, excepting ordinary wear and tear and such items of repair as may be Landlord’s obligation hereunder.

        16.2    Landlord’s Maintenance Obligations. Subject to Article 16.1, Landlord shall keep and maintain in good and tenantable condition and repair and replace as necessary the roof, exterior walls, structural parts and structural floor of the Premises and pipes and conduits outside the Premises used to furnish to the Premises various utilities (except to the extent that the same are the obligation of the appropriate public utility company); provided, however, that Landlord shall not be required to make (and Tenant shall make) any repairs necessitated by reason of the negligence or willful misconduct of Tenant, its servants, agents, employees or contractors, or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any conditions or agreements contained in this Lease, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs as herein specifically required unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of Tenant’s notification, however, not later than 20 days from such notification; provided, however, that if such repairs cannot be completed within such 20 day period, then such greater period of time as may be required provided that Landlord has commenced such repairs and is diligently pursuing same to completion. Tenant shall pay Tenant’s pro rata share of the cost of the repairs and replacements required by this Article 16.2 to Landlord beginning on the Commencement Date and thereafter on the first day of each calendar month in such amounts as Landlord shall from time to time estimate. In addition, Landlord’s maintenance expense shall include an amount payable to Landlord for the supervision, accounting, bookkeeping and collection of the maintenance expenses equal to ten percent (10%) of the total of the aforementioned expenses for each calendar year. Landlord shall deliver to Tenant at least once annually a statement setting forth the actual cost of such repair, maintenance and replacement allocable to the Premises together with the basis used by Landlord for computing same. If such actual expenses exceed Tenant’s payments hereunder, Tenant shall pay the deficiency to Landlord within five (5) days after receipt of such statement. If payments made by Tenant for such year exceed such actual expenses, Tenant shall be entitled to credit the excess against payments next thereafter to become due to Landlord for such expenses. Tenant waives the provisions of California Civil Code, Section 1942, if applicable, and the provisions of any similar statute affording Tenant a right to offset Landlord’s repair obligations against Tenant’s duty to pay rent hereunder. Under no circumstances shall Tenant be entitled to terminate this Lease as a result of Landlord’s failure or alleged failure to make repairs hereunder.

        16.3    Tenant’s Failure to Maintain. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any portion thereof, including Tenant’s storefront(s), in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant fifteen (15) days’ notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, Tenant shall promptly pay the cost of such work upon receipt of bills therefore plus aten percent (10%) administrative fee, as Rent. Failure of Tenant to pay any of said charges within ten (10) days of receipt of bills therefore shall constitute a default hereunder.

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        16.4    Definition of Exterior Walls. As used in this Article 16, “exterior walls” shall not be deemed to include storefront(s), plate glass, window cases or window frames, doors or doorframes, security grilles or similar enclosures. Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as otherwise provided in this Lease.

        16.5    Right to Enter. Tenant agrees to permit Landlord and its authorized representatives to enter the Premises at all times for the purpose of making emergency repairs and during usual business hours for the purpose of inspecting the same, provided 24 hour advanced notice (which notice may be given in writing, via email, facsimile, or telephonically). Tenant further agrees that Landlord may go upon the Premises and make any necessary repairs thereto and perform any work therein which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, any fire rating bureau, or any similar body, which Tenant is required to but has failed to perform in accordance with Article 16.1 or that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make or cause such repairs or work to be made or performed promptly after receipt of written demand from Landlord. Nothing herein contained shall imply any duty on the part of Landlord to do any such work that, under provisions of this Lease, Tenant may be required to do, nor shall Landlord’s failure to elect to perform such work constitute a waiver of Tenant’s default. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby, to any abatement of rent, or to terminate this Lease. Further, Tenant agrees that Landlord may go upon the Premises and use the walls, floor, ceiling, roof and plenum in, above and below the Premises for repair, maintenance, use, installation, testing, and/or replacement of pipes, ducts, utility lines and systems, fire alarms and fire sprinklers, and structural elements serving the Building or other tenants therein, and for such other purposes as Landlord deems necessary and/or for which Landlord has responsibility under this Lease. In exercising its rights hereunder, Landlord shall exercise good faith efforts not to unreasonably interfere with the operation of Tenant’s business at the Premises.

        16.6    Grant of License. Tenant hereby grants to Landlord such licenses and/or easements in, over, and under the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, conduits, shafts, pipes or other facilities to serve any other portion of the Building, including, but not by way of limitation, the premises of any other occupant of the Building; provided, however, that Landlord shall pay for any alteration required on or to the Premises as a result of any such exercise, occupancy under or enjoyment of any such license or easement and provided further that no exercise, occupancy under or enjoyment of such license or easement shall result in any unreasonable permanent interference with Tenant’s use, occupancy or enjoyment of the Premises as contemplated by this Lease.

        16.7    INTENTIONALLY DELETED.

ARTICLE 17 - DAMAGE OR DESTRUCTION

        17.1    Insured Casualty. In the event that the Premises are partially or totally destroyed by fire or any other peril covered by insurance maintained by Landlord, Landlord shall, within a period of one hundred eighty (180) days after the occurrence of such destruction, but only to the extent that proceeds of such insurance are available to Landlord for such purpose, commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect. Any Rent due during the reconstruction shall either be equitably abated if Tenant is unable to operate at the Premises not to exceed the amount of rental interruption insurance received by Landlord, or if available as determined by Landlord, shall be applied for a reasonably similar, alternate premises for Tenant’s use. In the event insurance proceeds are not sufficient to pay the cost of such reconstruction, or if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors and not subject to the waiver of subrogation under Article 9, or if Landlord is restricted by any governmental authority, Landlord may elect to either terminate this Lease or pay the cost to reconstruct and restore the Premises to substantially the condition that it was in upon delivery thereof to Tenant; and in the latter event, Tenant shall be obligated to pay the cost to reconstruct and restore all of the “Tenant’s Work”, if any, as well as Tenant’s other leasehold improvements, trade fixtures and other personal property on the Premises. For the purposes of this Article, “partial destruction” shall be deemed to be a destruction to an extent of at least one-third (1/3) of the full replacement cost of the Premises or the Building, as applicable, as of the date of destruction.

        17.2    Uninsured Casualty. In the event that the Premises are partially or totally destroyed as a result of any casualty or peril not covered by Landlord’s insurance, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and

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effect; or (b) notify Tenant in writing that Landlord elects not to so reconstruct or restore the Premises and thus elects to terminate this Lease as of the date specified in such notice. Any rent due during the reconstruction shall either be equitably abated if Tenant is unable to operate at the Premises not to exceed the amount of rental interruption insurance received by Landlord, or, if available as determined by Landlord, shall be applied for a reasonably similar, alternate premises for Tenant’s use. In the event of any reconstruction of the Premises by Landlord following destruction as a result of any casualty or peril not covered by Landlord’s insurance, such reconstruction shall be only to the extent necessary to restore the Premises to substantially the condition that it was in upon delivery thereof to Tenant, and Tenant shall restore all of the “Tenant’s Work”, if any, as well as Tenant’s other leasehold improvements, trade fixtures and other personal property on the Premises.

        17.3    Damage to the Building. Notwithstanding anything to the contrary herein contained, in the event of a total or partial destruction of the Building by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may, within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to reconstruct or restore the Building and thus elects to terminate this Lease as of the date specified in such notice.

        17.4    Damage Near End of Term. Notwithstanding anything to the contrary contained herein, in the event that the Premises are partially or totally destroyed during the last two (2) years of the Lease Term, Landlord and Tenant each shall have the option to immediately terminate this Lease by notice given within thirty (30) days of such destruction.

        17.5    Release of Liability. In the event of any termination of this Lease in accordance with this Article 17, the Parties shall be released thereby without further obligation to the other party coincidental with the surrender of possession of the Premises to Landlord except for items which have theretofore accrued and are then unpaid or unperformed.

        17.6    No Abatement of Rent. Except as otherwise expressly provided herein, Rent shall not be abated in the event of damage or destruction to the Premises. If the Premises shall be rendered untenantable in whole or in part by casualty, Landlord may, at its option, and at its own expense, cause the damage to be repaired and there shall be no abatement of Rent, it being understood and agreed that Tenant, at its discretion, cost and expense shall procure insurance necessary to protect itself against any interruption of business. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such destruction, reconstruction or restoration. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial or total destruction of the Premises that Landlord is obligated to restore or may restore under any of the provisions of this Lease, including, but not limited to, the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage to or destruction of the Premises or the Building.

ARTICLE 18 - COMMON AREAS AND EXPENSES

        18.1    Use of Common Area. There shall be available from time to time in the Project certain areas and facilities to be used on a nonexclusive basis for automobile parking and for the general use, convenience and benefit of the customers and patrons of Tenant and of the other tenants, owners and occupants of the Project, which areas together with the service corridors and all other service facilities and equipment are referred to herein as the “common area.” Except as otherwise specifically provided in this Lease, from and after the Effective Date until the Expiration Date or earlier termination of this Lease, Tenant and its employees, invitees and customers are authorized, empowered and privileged to use the common areas in common with other authorized persons, as determined by Landlord, during the Lease Term. Landlord shall keep or cause to be kept said common areas in a neat, clean and orderly condition, properly lighted and landscaped and shall repair any damage to the facilities thereof.

        18.2    Common Areas. The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord from time to time. “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.

        18.3    Operating Costs. Expenses incurred by Landlord pursuant to Article 18.1 shall include, but not be limited to, all of Landlord’s costs, charges and expenses of operating, managing, policing, equipping, lighting, repairing, replacing and maintaining the Building and the Project, including, without limitation, the cost of lighting

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and supplying water and other common utilities; HVAC costs relating to the common area; fire protection, security alarm, lighting, storm drainage, electrical and any other utility or similar systems; cleaning and janitorial services; snow and ice removal; striping, painting, resurfacing, repaving, sweeping, repairing or replacing the parking lot , sidewalks, curbs, the exterior of all buildings; supervision, policing and security; painting; planting, sprinkler systems and landscaping; operating and maintaining garbage compaction equipment, rubbish receptacles and rubbish removal services (if Landlord elects to provide the same); maintaining, repairing and replacing, as required, the roof of the Building; Project and/or Building identification signs, entrance signs, traffic control signs, directional signs and other markers, and parking bumpers; tools, supplies, machinery and equipment for use in connection with the common area; maintenance and repair of any management, merchants’ association or promotional offices or of any storage space in the common area or of parking area equipment; purchase and replacement of Christmas and other seasonal decorations for the common area; management fees; all on-site costs and personnel expenses of Landlord, including wages, salaries, payroll taxes and benefits; the reasonable rental value of space or equipment utilized by Landlord in connection with the operation and maintenance of the Project and/or Building; repairs and replacements to the Building required by any governmental or other agency regulating the Project and/or Building; any public utility or governmental charges, surcharges, and any other costs levied, assessed or imposed pursuant to laws, statutes, regulations, codes and ordinances promulgated by any governmental or quasi-governmental authority in connection with the common area; real property taxes, personal property taxes, business taxes, place of business taxes and any other taxes levied in respect of or fairly attributable to the Project and/or Building together with the costs of contests or appeals against assessments for such taxes (including fees and expenses of consultants, attorneys, appraisers, experts and others rendering professional services in connection therewith); insurance costs (including, but not limited to, general liability, rental interruption and building insurance to include fire and extended coverage, earthquake insurance and other insurance as deemed reasonably necessary in Landlord’s sole discretion; the loss to maintain and replace all the machinery, equipment and fixtures associated with the common areas including the pylon signs, the public address, intercom, music, and alarm systems (if purchased); maintenance, janitorial and cleaning equipment; garbage compaction equipment; and an administrative fee equal to for administering the accounting, bookkeeping and collection of the expenses in connection with the common areas ten percent (10%) of the total of the aforementioned expenses for each calendar year. The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such service. Common area expenses shall specifically include capital expenditures for the replacement of common areas; provided, however, Tenant shall only be obligated to pay for the cost of capital expenditures for replacing Common Areas based on the cost of such replacement amortized over the useful life of the Common Area item being replaced. Notwithstanding anything herein to the contrary, capital expenditures may include the costs of certain capital improvements intended to improve energy efficiency in operating expenses of tenants’ premises. The amount passed through by Landlord to Tenant in any year shall not exceed the prorated capital cost of such improvement. Additionally, costs incurred by Landlord for retro-commissioning the Building and the Project for the purpose of verifying and documenting the systems are planned, designed, installed, tested, maintained and operated efficiently, provide a safe work environment and optimize overall performance may be included in Operating Costs.

    There shall be excluded from Operating Costs (or deducted there from or offset against to the extent otherwise included) the following items:

            (a) periodic depreciation on the capital cost to Landlord of the Project and/or Building at the time that the Building was first constructed, except as expressly set forth above;
            (b) payments of principal and interest under any mortgages on the Project and/or Building; and
            (c) corporate, income, profits or excess profits taxes assessed upon the income of Landlord.
         18.4    “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in Article 2 of this Lease (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis). If for any reason the Premises or Building are not constructed and ready for occupancy at the commencement of the Base Year, then for the purpose of calculating Base Operating Costs, Operating Costs for the Base Year shall be calculated based upon the Operating Costs that would have been incurred if the Premises and Building had been constructed and ready for occupancy before the commencement of the Base Year.

        18.5    Payment of Base Operating Costs.

            (a)    The expenses incurred by Landlord in connection with the operation, maintenance, management, repair and replacement of the common area are herein collectively referred to as the “Operating Costs.” Tenant shall pay to Landlord Tenant’s Share of the excess of Operating Costs over Base Operating Costs which shall be computed by multiplying the total of such expenses by a fraction, the

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numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the gross Floor Area of the tenants benefiting from such service as determined by Landlord in its reasonable discretion.

In each Lease Year, as defined in Article 4.3 hereof, Tenant will pay to Landlord, in addition to the rentals specified in Article 5.1 hereof, as further Additional Rent, subject to the limitation hereinafter set forth, a proportionate share of the excess of the Building’s or Project’s Operating Costs over the common area expenses in the Base Year, hereinafter defined, based upon the ratio of the square feet of Floor Area of the Premises to the total leasable square feet of floor area of all the building space constructed in the Building or according to any other formula that Landlord may reasonably deem fair and equitable.

            (b)    Commencing on the first day of January of each calendar year following the Base Year and continuing thereafter on the first (1st) day of each calendar month of the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of an amount estimated by Landlord to be Tenant’s Share of such total annual excess of Operating Costs over Base Operating Costs for the ensuing calendar year or balance thereof.

            (c)    For the purposes of this Lease, the term “Additional Rent” shall collectively include real estate taxes, insurance, common area charges and other costs and expenses to be paid pursuant to Article 5, Article 16 and this Article 18 multiplied by Tenant’s square footage divided by the Building GLA.

        18.6    Enlargement/Reduction of Common Area. Should Landlord acquire or make available additional land not shown as part of the Building on Exhibit A and make the same available as common area, or should Landlord sell, transfer, assign or otherwise dispose of any land shown as part of the Common Area of the Project, Operating Costs shall include Landlord’s Operating Costs incurred and paid in connection with said additional or reduced amount of land, and if applicable, Tenant’s proportionate share of Operating Costs shall be adjusted accordingly.

        18.7    Common Area Rules and Regulations.

            (a)    Landlord shall at all times have the right and privilege of determining the nature and extent of the common area, whether the same shall be surface, underground or multiple- deck, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using such common area, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, designation of prohibited areas, landscaped areas and all other facilities thereof.

            (b)    Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

            (c)    Landlord shall have the right to establish and, from time to time, to change, alter and amend, and to enforce, against Tenant and the other users of the common area such reasonable rules and regulations, including the exclusion of, or designation of areas for, employees’ parking, as may be deemed necessary or advisable by Landlord for the proper and efficient operation and maintenance of the common area. The rules and regulations herein provided for may include, without limitation, the hours during which the common area shall be open for use.

        18.8    Control of Common Area. Landlord shall at all times during the Lease Term have the sole and exclusive control of the automobile parking areas and structures, the parking spaces therein, driveways, entrances and exits and the sidewalks and pedestrian passageways and other common areas and, may at any time and from time to time during the Lease Term exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service suppliers of Tenant, and other tenants of Landlord who make use of such areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant in and to the common areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord, if any, to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of such areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation and to permit the use of any of such areas only for normal parking and ingress and egress by customers, patrons and service suppliers to and from the building occupied by Tenant and the other tenants of Landlord. Further, Landlord

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shall at all times have the right and privilege from time to time, to (i) close any part of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any part of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas; (ii) close temporarily any part of the Common Areas for maintenance purposes or for purposes of constructing alterations, additions and/or improvements; (iii) designate other property outside of the boundaries of the Project to become part of the Common Areas of the Project or to be entitled to use the Common Areas on a reciprocal basis; (iv) sell, transfer, assign or otherwise dispose of any portion of the Project in its discretion without notice to Tenant, and in such event, Landlord makes no representation or warranty as to the future use(s), or types of uses of owners, tenants or occupants of the portion of the Project not owned or controlled by Landlord, and (v) to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Project. Landlord reserves the right, from time to time, to utilize any portion of the Common Areas for carnival type shows, rides and entertainment, outdoor shows, displays, product shows, advertising purposes, and other uses which, in Landlord’s judgment, tend to attract the public to the Project. Landlord also reserves the right at any time to build additional stories on the building in which the Premises are contained and to build adjoining the buildings, including the right to erect scaffolding, and reserves the right to reconfigure Common Areas. Landlord also reserves the right to construct other buildings or improvements in the Project from time to time and to make alterations or additions and to build additional stories on the Building or any such other buildings and to build onto the Project buildings and to construct double-decker elevated parking facilities. Tenant agrees to support any applications for alterations and/or improvements to the Common Areas the Project and the Building made by or approved by Landlord to applicable city authorities or other governmental or quasi-governmental authorities. Landlord shall have the exclusive right to use any part of the roof of the Premises or the Building for any purpose. Landlord may make any use it desires of the side or rear walls of the Building or Premises or other structural elements of the Building or Premises, including, without limitation, free-standing columns and footings, provided that such use shall not encroach on the interior of the Premises. Landlord further reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements through the Premises in locations which will not materially interfere with Tenant’s use of the Premises. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction.

        If, in the opinion of Landlord, unauthorized persons are using any of the common areas by reason of Tenant’s presence in the Premises, Tenant, upon demand of Landlord, shall enforce Landlord’s right to exclude or restrain all such unauthorized persons by appropriate proceedings. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from the Common Areas or to restrain unauthorized persons from using the Common Area.

        If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas, including but not limited to the common area toilet rooms, Landlord shall have the right, but not the obligation, to restrict access to the lobby, elevator(s) and/or common area toilet rooms (collectively, “Restricted Access Areas”). In the event Landlord exercises this right, Tenant shall be provided with keys necessary to enter the Restricted Access Areas subject to the terms of Article 27.23 of this Lease. Tenant shall notify Landlord immediately in event of a lost or stolen Key.

        18.9    Tenant and Employee Parking. Commencing on the Commencement Date, Tenant shall have the right to use free of charge, on a monthly basis throughout the Lease Term, and on a mutual, nonexclusive basis with the other tenants and occupants of the Project, (i) its proportionate share of the unreserved, undesignated parking spaces in the Project parking areas, and (ii) a specified number of reserved stalls, if any, from time to time each in accordance with Article 2.1 of this Lease. The Project parking areas shall be those areas made available by Landlord from time to time for the use of the tenants, occupants and invitees of the Project. Tenant’s continued right to use the Project’s parking areas is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking areas and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking areas at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking areas for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. Tenant’s invitees and guests may use parking spaces in such parking areas which are not allocated or reserved for Tenant or other occupants or visitors of the Building or Project on a first-come, first-serve basis. The parking rights allocated to Tenant are not for long term (i.e. more than 48 hours) storage of automobiles, or for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

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        18.10    Security. The Parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. In the event that Tenant serves alcoholic beverages as part of its operation, Landlord may require Tenant to provide security personnel in order to ensure the safety of customers and the Project property.

        18.11    The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to sell all or any portion of the Project or any other of Landlord’s rights described in this Lease.

        18.12    Energy Star. Landlord shall provide Tenant with the Building’s ENERGY STAR score annually. To the extent Tenant obtains electricity independently of the Building, Tenant shall provide Landlord with access to Tenant’s data on energy use for inclusion in Landlord’s annual reports, ENERGY STAR annual rating and similar or related purposes.

        At no cost to Landlord, Tenant shall have the right, but not the obligation, to pursue an ENERGY STAR label on the Premises for the duration of the Lease Term. Landlord will cooperate at no cost to Landlord with Tenant in the certification of the Premises.

    Tenant shall be required to submit to Landlord on at least an annual basis, energy and water consumption data, including total usage and charges as they appear on applicable Tenant’s electric, gas, water and other utility bills in a form and substance reasonably acceptable to Landlord.

ARTICLE 19 - TENANT’S DEFAULTS; REMEDIES

        19.1    Events of Default. The occurrence of any of the following shall constitute Tenant’s default and material breach of this Lease:

            (a)    any failure by Tenant to pay any rent or any other charge required to be paid under this Lease, or any part thereof, when due;

            (b)    any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant other than the payment of rent or any other change when due where such failure continues for twenty (20) days after notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter diligently pursue such cure to completion within sixty (60) days thereafter;

            (c)    a general assignment by Tenant or any Guarantor of this Lease for the benefit of creditors, or the filing by or against Tenant or any Guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any Guarantor the same is dismissed within ninety (90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any Guarantor, unless possession is restored to Tenant or such Guarantor within thirty (30) days, or any execution, attachment or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days;

            (d)    Tenant becomes “insolvent” which term shall have the same meaning given thereto in the Bankruptcy Code, 11 U.S.C. Section 101(15), or shall also mean that Tenant is unable to pay its rent or debts as they become due. Tenant’s insolvency shall be conclusively established and be deemed incurable if, within ten (10)

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days after Landlord’s service of notice on Tenant of Landlord’s reasonable belief that Tenant is insolvent, Tenant fails to provide Landlord with reasonably credible written evidence that Tenant is not insolvent; or

            (e)    The vacation or abandonment of the Premises by Tenant. It shall be deemed that Tenant has vacated the Premises if Tenant fails to continuously operate from the Premises for five (5) consecutive days, except if such vacating is due to the coronavirus; however, the foregoing shall not limit the events constituting vacation of the Premises.

            (f)    In the event of a default by Tenant under any other lease for space in the Building or Project or in another shopping center or property owned by Landlord or any affiliate of Landlord, such default, at the election of Landlord, shall constitute a default by Tenant under this Lease, and shall entitle Landlord to any and all remedies available to Landlord under this Lease.

            (g)    Tenant shall keep in strict confidence and shall not divulge the existence, contents or provisions of this Lease to anyone other than an officer, agent, employee, director, shareholder, lawyer, consultant, accountant or auditor of Tenant without the prior written consent of Landlord, unless ordered by a court of competent jurisdiction or required by applicable law. A breach of the foregoing covenant of confidentiality shall be deemed a material breach and event of default under this Lease, subjecting Tenant to any and all of Landlord’s rights and remedies available in the event of nonpayment of rent. This covenant of confidentiality shall survive the expiration of this Lease and any amendment thereto.

        19.2    Remedies. If Tenant defaults under this Lease, Landlord shall have the right to serve Tenant with a notice of such default and demand that Tenant cure the default, or quit the Premises if the default is, or is deemed hereunder, incurable, within the minimum time that applicable law, or such greater time that Article 19.1, affords Tenant. Without further notice or demand of any kind, Landlord shall have, in addition to all other remedies available at law or in equity (including, without limitation, injunction), the right to:

            (a)    terminate this Lease and declare the Lease Term hereof ended and re-enter the Premises and take possession thereof and remove all persons and property therefrom, and Tenant shall have no further claim thereon or hereunder;

            (b)    Landlord may continue this Lease in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect any and all rent as and when it becomes due or payable hereunder. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any portion thereof, to third parties for Tenant’s account. Tenant shall be liable for and pay to Landlord on demand all costs and expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including, without limitation, costs, expenses, attorneys’ fees, and expenditures in placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Premises. Any such reletting as provided for herein may be for the remainder of the Lease Term or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole and absolute discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in Landlord’s own name or in the name of Tenant, or assume Tenant’s interest in and to any existing subleases to any one or more subtenant(s) of the Premises, as Landlord may see fit, and Tenant shall have no right or authority to collect any rent from such subtenants or any licensees, concessionaires or other occupants of the Premises. Whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the Lease Term in the absence of such default and whether or not the Premises or any part thereof shall have been relet, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the amount due as rent under this Lease, minus the net proceeds for such month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this Article, after deducting from the proceeds all of Landlord’s expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration costs, and expenses of preparation for such reletting (the aggregate of all such shall be applied against proceeds of reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time, without being obligated to wait until the expiration of the Lease Term hereof for a final determination of Tenant’s account and the commencement or maintenance of one or more actions by Landlord shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Article 19.2(b). Tenant shall not be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder.

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            (c)    Even though it may have relet all or any portion of the Premises in accordance with the provisions of Article 19.2(b), Landlord shall have the right to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, and to terminate all of the rights of Tenant in and to the Premises.

            (d)    Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against the property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees indemnify and hold Landlord harmless from any and all Liabilities for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever.

        19.3    Landlord’s California Civil Code Section 1951.2 Damage Recovery. Should Landlord elect to terminate this Lease pursuant to the provisions of Articles 19.2(a) or 19.2(c), Landlord may recover from Tenant as damages, the following:

            (a)    The worth at the time of the award of any unpaid rent and other charges which had been earned at the time of termination, including, without limitation, those set forth in Articles 19.3(d) and (e); plus

            (b)    The worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (c)    The worth at the time of the award of the amount by which the unpaid rent and other charges for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (d)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, the unamortized portion of Landlord’s cost of the Tenant Improvement Allowance and Landlord’s Work (as described herein), if any, and Broker commissions (all of which shall be amortized on a straight-line basis over the initial Term), plus any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorney fees thereof; (b) maintaining or preserving the Premises after such default; (c) preparing the Premises for reletting to a new tenant, including performing repairs or alterations to the Premises for such reletting; (d) paying leasing commissions; or (e) reletting the Premises; plus

            (e)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        19.4    Landlord’s California Civil Code Section 1951.4 Damage Recovery. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant breaches this Lease and abandons the Premises, Landlord has the remedy described in California Civil Code, Article 1951.4 which provides that Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Tenant further acknowledges that this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises upon initiative of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

        19.5    Court Appointed Receiver. Tenant acknowledges that one of the non-exclusive rights and remedies available to Landlord under applicable law is to secure a court-appointed receiver to take possession of the Premises and its contents, and or any portion thereof, to collect the rents, accounts, profits and income of the Premises or any portion thereof, and to manage the operation of the Premises or any portion thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver and to incur reasonable expenses for the employment of professionals, such as attorneys, accountants, licensed contractors, etc. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest any such appointment in court.

        19.6    Computations.

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            (a)    For the purposes of Article 19.3, all rental and charges other than Minimum Rent including, but not limited to Operating Costs, shall be computed on the basis of the average monthly amount thereof accruing during the twelve (12) month period immediately preceding notice to Tenant of Tenant’s default unless a twelve (12) month period of this Lease has not elapsed, in which case the average monthly amount shall be based upon the entire period of Tenant’s occupancy of the Premises. In the event of default, all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the Premises, and during the period of such default, Landlord shall have the right to require Tenant to remove the same forthwith.

            (b)    As used in Articles 19.3(a) and 19.3(b), the “worth at the time of the award” shall be computed by allowing interest at the rate of ten percent (10%) per annum provided that such amount will not exceed the maximum rate permitted by law. As used in Article 19.3(c), the “worth at the time of the award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

        19.7    Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession of the Premises shall not be deemed to have been terminated by Landlord’s efforts to relet the Premises, to maintain or preserve the Premises, or to appoint a receiver to protect Landlord’s interests hereunder.

The foregoing enumeration of Landlord’s acts is not exhaustive, but merely illustrative of acts that Landlord may perform without terminating Tenant’s right to possession.

        19.8    No Waiver. Landlord’s waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Landlord’s subsequent acceptance of rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular portion of rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and executed by Landlord.

        19.9    Waivers by Tenant. Tenant hereby expressly, unconditionally and irrevocably waives all of the following: (a) any right Tenant may have to interpose or assert any claim, counterclaim or setoff in any action brought by Landlord based (in whole or part) on non-payment of Rent even if same is based on Landlord’s alleged breach of this Lease (Landlord and Tenant hereby stipulate that any such counterclaim shall be severed and tried separately from the action brought by Landlord for non-payment of Rent); (b) all constitutional, statutory or common law bonding requirements including any requirement that Landlord file a bond payable to Tenant in at least double the sum demanded by Landlord (or double the property sought to be distrained); it being the intention of the Parties that no bond shall be required in any distress action; (c) the right, if any, to replevy distrained property; (d) any rights Tenant may have in the selection of venue in any suit by or against Landlord; it being understood that the venue of such suit shall be in the county wherein the Premises is located; (e) any rights Tenant may have to consequential damages incurred by Tenant including but not limited to lost profits and interruption of business as a result of any Landlord default; and (f) any rights Tenant may have in the Premises or any goods or personal property therein if Tenant is evicted and dispossessed of same. Further, in the event Landlord commences any proceeding for the non-payment of Rent, Tenant shall not file any non-compulsory counterclaims in such proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert such counterclaims in a separate action brought by Tenant. Tenant expressly waives any right to assert a defense based on merger and agrees that neither the commencement nor settlement of any action or proceeding, nor the entry of judgment shall bar Landlord from bringing any subsequent actions or proceedings from time to time. Tenant waives any statutory notice requirements.

ARTICLE 20 - DEFAULT BY LANDLORD

        20.1    Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within thirty (30) days after notice by Tenant to Landlord; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to an action at law for actual monetary damages (but not consequential damages or loss of profits) sustained by Tenant as a direct result of Landlord’s breach.

ARTICLE 21 - EMINENT DOMAIN

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        21.1    Taking Resulting in Termination. In the event that all or substantially all of the Premises shall be taken under the power of eminent domain, or that any portion of the Project shall be so taken so as to render the Building not reasonably suitable for continuation of business in Landlord’s or Landlord’s lender’s absolute discretion, this Lease shall thereupon terminate as of the date possession shall be so taken. In the event that a portion of the Floor Area of the Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant’s business notwithstanding Landlord’s performance of restoration as hereinafter provided, this Lease shall terminate as of the date possession of such portion is taken. If this Lease is terminated, all rent shall be paid up to the date that actual possession of the Premises, or a portion thereof, is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

        21.2    Partial Taking. In the event of any taking under the power of eminent domain which does not terminate this Lease as aforesaid, any obligation of Tenant under this Lease to pay, and all of the other provisions of this Lease shall remain in full force and effect, except that the Minimum Rent only shall be reduced in the same proportion that the amount of Floor Area of the Premises taken bears to the Floor Area of the Premises immediately prior to such taking, and Landlord shall not be required to exceed the scope of the work to be done by Landlord in originally constructing said building, and Landlord shall not be required to spend an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the condemnation award, which is free and clear to Landlord of any collection of mortgages for the value of the diminished fee and Tenant, at Tenant’s own cost and expense shall restore such part of Tenant’s Work in the Premises, if any as is not taken to as near its former condition as the circumstances will permit.

        21.3    Award. All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises; provided, however, that nothing herein contained shall prevent Tenant from making claim for loss or damage to Tenant’s trade fixtures and removable personal property.

        21.4    Transfer Under Threat of Taking. For purposes of this Article 21 only, a voluntary sale by Landlord of all or any portion of the Project to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

        21.5    Requisitioning. Notwithstanding anything to the contrary in the foregoing provisions, the requisitioning of the Premises or any part thereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall constitute a taking of the Premises by eminent domain only when the use and occupancy by the requisitioning authority has continued for one hundred eighty (180) consecutive days. During such one hundred eighty (180) consecutive day period, and thereafter if this Lease is not terminated under the foregoing provisions, then for the duration of the use and occupancy of the Premises by the requisitioning authority, any obligation of Tenant under this Lease to pay, and all of the other provisions of this Lease, shall remain in full force and effect, except that Minimum Rent shall be reduced in the same proportion that the amount of the Floor Area of the Premises requisitioned bears to the total Floor Area of the Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Premises for the period involved.

ARTICLE 22 - SUBORDINATION TO FINANCING; ATTORNMENT

        22.1    Subordination. This Lease is subject and subordinate to all ground and/or other underlying leases (including sale and leaseback leases), mortgages and deeds of trust or other encumbrances (collectively, “Mortgage”) which now affect the Project, the Building, the Premises or any portion thereof, together with all renewals, modifications, consolidations, replacements and extensions thereof; except to the extent that the mortgage holder or underlying lessor (“Mortgagee”) has agreed, in a commercially-reasonable written separate agreement with Tenant (the “Nondisturbance Agreement”), that Tenant’s peaceable possession of the Premises will not be disturbed on account of such subordination as long as Tenant is not in default under any provision of this Lease. Such Nondisturbance Agreement shall provide that, upon sale by foreclosure of a mortgage or by deed in lieu of foreclosure or termination of the underlying lease, Tenant will attorn to the Mortgagee or its successor-in-interest as provided in Article 22.3. Notwithstanding anything in this Article 22.1 to the contrary, if the Mortgagee shall advise Landlord that it desires this Lease become prior and superior to the Mortgage, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or Mortgagee deems necessary or desirable for purposes therefore. Tenant’s failure to execute any such

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documents contemplated by this Article 22.1, including the Nondisturbance Agreement, shall constitute a material breach of this Lease.

        22.2    Future Encumbrance. Landlord shall have the right to cause this Lease to become, be and remain subject and subordinate to any and all Mortgages that may hereafter be executed covering the Project, the Building, the Premises, or the real property thereunder or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advance, together with interest thereon and subject to all the terms and provisions thereof; and Tenant agrees, within ten (10) days after Landlord’s written request therefore, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such Mortgages. Tenant’s failure to execute any such documents contemplated by this Article 22.2, including the Nondisturbance Agreement, shall constitute a material breach of this Lease.

        22.3    Attornment. Notwithstanding anything to the contrary set forth in this Article 22, Tenant agrees to attorn to any person, firm or corporation (“Successor Landlord”) purchasing or otherwise acquiring Landlord’s interest in the Project, the Building or the Premises or any portion thereof at any sale or other proceeding or pursuant to the exercise of any rights, powers, or remedies under any Mortgage as if such Successor Landlord had been named as Landlord herein, it being intended hereby that if this Lease shall be terminated, cut off or otherwise defeated by reason of any act or actions by any Mortgagee, then, at the option of the Successor Landlord, this Lease shall continue in full force and effect. Upon demand, from time to time, Tenant shall execute, acknowledge and deliver to Landlord any instruments and certificates necessary or proper to further evidence the subordination and/or attornment provided for in this Article 22 or, if Landlord so elects, to render any Mortgage subordinate to this Lease or to any or all rights of Tenant hereunder, and the failure of Tenant to execute, acknowledge and deliver such instruments and certificates shall constitute a material default hereunder. Tenant further waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of a foreclosure proceeding or a sale in lieu of foreclosure and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or sale. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver any documents provided herein for and in the name of Tenant, and such power, being coupled with and interest, is irrevocable.

        22.4    Tenant’s Estoppel Certificate. Within ten (10) days after the Commencement Date, and at any other time during the Lease Term within ten (10) days following Landlord’s request, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit E indicating therein any exceptions thereto which may exist at that time. The failure of Tenant to execute and deliver such certificate on a timely basis shall constitute an automatic acceptance of the Premises and an express acknowledgment by Tenant that the statements included in Exhibit E, as completed by Landlord and submitted to Tenant, are true and complete, without exception. Any such certificate may be relied upon by a then existing or prospective lessor, purchaser or encumbrancer of all or any portion of the Project. Tenant’s failure to deliver such certificate within such time period shall be a default of this Lease, without the need for any further notice to Tenant and without the availability of any additional period to cure same, and such failure shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance under this Lease or otherwise, and (c) not more than one month’s installment of rent due hereunder has been paid in advance. If Tenant fails to deliver such a certificate within such ten (10) day period, then Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute such a certificate; provided, however, such appointment shall not relieve Tenant of its obligation to provide such a certificate or avoid Tenant’s default of this Lease for failure to timely provide such certificate. Further, Tenant’s failure to respond to Landlord’s request for a written statement within the ten (10) day period mentioned in this Article shall constitute a material default by Tenant under this Lease, and in such event, Tenant agrees to pay Landlord as liquidated damages therefor (and in addition to all equitable remedies available to Landlord) an amount equal to One Hundred Fifty Dollars ($150.00), as Rent, per day for each day that Tenant fails to deliver such certificate to Landlord after the expiration of such ten (10) day period.

ARTICLE 23 - SALE OF PREMISES BY LANDLORD

        23.1    In the event of any sale, exchange or other conveyance of Landlord’s interest in the Project or any portion or portions thereof by Landlord and an assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale, exchange or conveyance and assignment, provided that same liability under such covenants and obligations is transferred to and the responsibility of Landlord’s assignee.

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ARTICLE 24 - HOLDOVER BY TENANT

        24.1    Holdover Tenancy. If Tenant continues to occupy the Premises without the written consent of Landlord after the Expiration Date or earlier termination of the Lease Term, then, without any further written agreement, Tenant shall be a month- to-month lessee, whose monthly rent shall be the aggregate of:

            (a)    A minimum monthly rent equal to twice the monthly installment of Minimum Rent last effective immediately prior to the Expiration Date or earlier termination of this Lease;

            (b)    Additional rent as herein provided; and subject always to all of the other provisions in this Lease insofar as the same are applicable to a month-to-month tenancy; provided, however, a tenancy from year-to-year shall not be created by implication of law; and provided, further, that nothing herein contained shall preclude Landlord from taking action for recovery of possession of the Premises.

        24.2    Failure to Surrender. If Tenant fails to surrender the Premises on or before the Expiration Date or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend and protect Landlord from and against loss or liability resulting from such failure, including, but not limited to, any claims made by any succeeding tenant based upon Tenant’s failure to surrender. The provisions of this paragraph shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 25 - NOTICES

        25.1    Notices. Wherever in this Lease it shall be required or permitted that notice, designation, request, approval, advice, consent or demand (collectively, “Notice”) be given or served by either Party to this Lease to or on the other, the Notice shall be in writing, and shall be deemed to have been duly given or served when actually delivered if personally delivered (including delivery by FedEx, Express Mail or other similar overnight courier service which confirms delivery in writing), or within three (3) business days after deposit in the U. S. Mail if sent by certified mail, postage prepaid, return receipt requested. Such Notices shall be addressed to the addresses of the Parties listed in Article 2.1; provided, however, Notices to Tenant shall be deemed duly served or given if personally delivered or mailed to Tenant at the Premises. Either Party may change such address by notice to the other.

        25.2    Default Notices. Notwithstanding anything to the contrary contained herein, any Notices Landlord is required or authorized to serve upon Tenant in order to advise Tenant of alleged violations of Tenant’s covenants contained in Article 12 (improper advertising medium/signs), Article 16 (failure of Tenant to properly repair and/or maintain the Premises) or Article 18 (improper parking of automobiles), must be in writing but shall be deemed to have been duly given or served upon Tenant by delivery or attempted delivery of a copy of such Notice to one of Tenant’s managing or responsible employees at the Premises during normal business hours and by mailing a copy of such Notice to Tenant in the manner specified in Article 25.1.

ARTICLE 26 - RELOCATION; REDEVELOPMENT

        26.1    Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (i) the new leased premises shall be substantially the same in size, dimensions, configuration, decor, and nature as the Premises described in this Lease, and shall be placed in that condition by Landlord at its cost; (ii) the physical relocation of the Premises shall be accomplished by Landlord at its cost; and (iii) Landlord shall give Tenant at least sixty (60) days’ notice of Landlord’s intention to relocate the Premises.

        26.2    Landlord shall have the right to sell, transfer, assign or otherwise dispose of any portion of the Project in its discretion and without notice to Tenant, and in such event, Landlord makes no representation or warranty as to the future use(s), or types of uses of owners, tenants or occupants of the portion of the Project not owned or controlled by Landlord. In the event a portion of the Project is sold, transferred, assigned or otherwise disposed of, Tenant’s proportionate share of Additional Rent shall be adjusted accordingly, if applicable. Further, Landlord shall have the right, at any time and from time to time during the Lease Term, upon not less than sixty (60) days’ prior written notice to Tenant, to remodel, renovate, reduce or expand the Project, the Building or a portion thereof, including the land upon which the Premises are located. Tenant acknowledges that nothing herein shall be deemed a representation that Landlord will perform any conversion or remodeling or an obligation of Landlord to perform the remodeling or to complete any remodeling by a particular date. In this respect, Landlord, its agents,

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contractors, servants and employees reserve the right to enter the Premises, following reasonable notice to Tenant, to use the exterior walls, floor, roof and plenum in, above and below the Premises as it deems necessary to accommodate said renovation which may include, but not be limited to, the use, upgrade and/or installation of pipes, ducts, utility lines and systems, and structural elements for a vertical expansion of the Building. If such remodel, renovation, reduction or expansion will materially and adversely affect Tenant’s operations from the Premises, as reasonably determined by Landlord, or if Landlord shall need to utilize the Premises in connection with the remodel, renovation, reduction or expansion, Landlord shall have the following options: (a) cause Tenant to vacate the Premises during the period necessary for Landlord to effect the remodel, renovation, reduction or expansion, or during the period during which Tenant will be unable to reasonably operate from the Premises, during which period Tenant shall have no obligation to pay Minimum Rent or Additional Rent, or (b) terminate this Lease, in which event Landlord shall pay to Tenant, within sixty (60) days following the date Tenant vacates the Premises, the unamortized cost of all permanently affixed leasehold improvements installed in the Premises by Tenant (and paid for by Tenant without any contribution or allowance from Landlord), which amortization shall be determined on a straight line basis over the initial Lease Term, the cost of which shall be evidenced by invoices and proofs of payment of same); upon payment by Landlord, Tenant shall provide Landlord with a bill of sale for said permanently affixed leasehold improvements.

ARTICLE 27 - MISCELLANEOUS PROVISIONS

        27.1    Severability. Should any provision of this Lease be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

        27.2    Authority to Execute. Each individual executing this Lease on behalf of Tenant represents and warrants: (a) that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with: (i) a duly adopted resolution of Tenant’s board of directors, (ii) in accordance with Tenant’s formation documents and/or by-laws, or (iii) pursuant to Tenant’s partnership agreement, operating agreement or other controlling documents, and (b) that this Lease is binding upon Tenant in accordance with its terms. Tenant shall deliver to Landlord upon execution hereof a copy of such documents establishing the authority of the signatories of Tenant.

        27.3    Merger. Tenant acknowledges that there are no prior oral representations, statements or agreements between the Parties affecting this Lease that are not memorialized in this Lease, that this Lease entirely supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the Parties or displayed by Landlord to Tenant with respect to the subject matter hereof, and that no such prior oral agreements shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the Parties relating in any manner to the rental, use and occupancy of the Premises and is the only agreement between the Parties and their representatives and agents with respect to the rental, use and occupancy of the Premises. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except by a written amendment thereto signed by the Parties. All negotiations and oral agreements acceptable to both Parties have been merged into and are included herein. There are no other representations or warranties between the Parties and all reliance with respect to representations is totally upon the representations and agreements contained in this Lease.

        27.4    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall occupy any space in the Building from and after the Effective Date.

        27.5    Governing Law. The laws of the State in which the Project is located shall govern the validity, construction, performance and enforcement of this Lease. Should either Party institute legal action to enforce any obligation contained herein, it is agreed that the proper venue of such suit or action shall be the County and judicial district in which the Project is located. Any uncertainty or ambiguity with respect to any provision of this Lease shall not be interpreted against either Party because such Party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally.

        27.6    Waiver of Right to Trial by Jury. To the fullest extent permitted by applicable law, Landlord and Tenant for themselves, and their successors and assigns, hereby each waive any and all rights which either Party may have to request a jury or to require that a jury determine any fact, matter, controversy, dispute or litigation between them, or render any judgment or decision, in any way concerning this Lease and agree that any and all litigation between them arising from or in connection with this Lease shall be determined by a judge sitting without a jury.

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        27.7    Attorney Fees. In the event either Party shall institute any legal action or proceeding for the purpose of enforcing the terms of this Lease , any amendment hereto, or any default hereunder, the unsuccessful Party in such action or proceeding agrees to pay to the prevailing Party the reasonable attorney fees and costs actually incurred by the prevailing Party. Additionally, Landlord shall be entitled to recover its actual attorney’s fees and costs incurred if it refers this Lease to an attorney for the enforcement of any of the provisions of this Lease regardless of whether a legal action or proceeding is ever formally initiated.

        27.8    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other non-financial causes beyond the reasonable control of the Party obligated to perform shall be a “Force Majeure Event”. Except for Tenant’s obligation to make timely payment of rent and other amounts due, which shall remain in full force and effect, Force Majeure Events shall excuse the performance by such Party of its non-monetary performance obligations under this Lease. The Party claiming a Force Majeure Event shall exercise good faith and commercially reasonable efforts to mitigate the Force Majeure Event or results thereof and, to effectively relieve its performance non-monetary obligations. Tenant shall give Landlord written notice of such claimed Force Majeure Event within five (5) days following the commencement of its occurrence. No extension for improvements, renovations, or alterations shall be due or granted if Tenant fails to provide plans and specifications or if Tenant fails to apply for its permits in the time and manner provided by Exhibit C of this Lease. Any delay in Landlord’s performance of any term, covenant or condition of this Lease resulting from any of the above Force Majeure Events beyond Landlord’s control, shall toll the time for Landlord’s performance. For the avoidance of doubt, a Force Majeure Event shall not include (i) the financial inability or unwillingness of either Party to pay amounts owing under this Lease, (ii) the inability of either Party to generate revenue or avoid a financial loss, or (iii) changes in market conditions or prices.

        27.9    Captions. The captions of Articles and Articles are for convenience only and do not in any way limit or amplify the terms and provisions of this Lease.

        27.10    Parties. If more than one person, partnership corporation or other legal entity is named as Landlord or Tenant in this Lease and executes the same as such, the words “Landlord” or “Tenant” wherever used in this Lease are intended to refer to all such persons or corporations, and the liability of each such entity for compliance with the performance of all the terms, covenants and provisions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter as the case may be, and the use of the singular shall include the plural, as the context may require.

        27.11    Obligations of Successors. Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the Parties and, except as otherwise specifically provided in this Lease, their respective heirs, executors, administrators, successors and assigns, subject, however, to all agreements, covenants, and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of either Party’s interest in this Lease or the Premises.

        27.12    Cumulative Rights. The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one remedy shall be exclusive of any other remedy, or of any other legal or equitable remedy which either Party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such Party shall not impair its right to any other right or remedy until all obligations imposed upon the other Party have been fully performed.

        27.13    Time. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

        27.14    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the Parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        27.15    Financial Statements. At any time during the Lease Term, Tenant shall, upon ten (10) days’ prior notice from Landlord, provide Landlord or any institutional lender which is negotiating with Landlord for interim, construction or permanent financing, with a confidential current financial statement (dated within ninety (90) days of the date Tenant receives Landlord’s notice) and financial statements for each of the two (2) years prior to the then-current fiscal statement year. Such current statement shall be prepared in accordance with generally accepted

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accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

        27.16    Real Estate Brokers. Except as herein specifically set forth, Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, and agree to indemnify, defend and protect the other from all liability for such claim arising out of the actions of the indemnifying Party, including, without limitation, the cost of attorney fees in connection therewith. Any commission payable by Landlord shall be paid no sooner that the date Tenant opens for business.

        27.17    No Offer to Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, occupancy of the Premises; and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord’s agent or employee). No act or omission of any agent of Landlord or Landlord’s broker, if any, shall alter, change or modify any of the provisions hereof.

        27.18    Exculpation. Tenant agrees that if Landlord is a corporation, limited liability company, general or limited partnership, limited liability partnership, trust or joint venture, or if Landlord at any time becomes a corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust or joint venture, Tenant shall not make any claims against any shareholder, officer, director, member, manager, partner (whether general or limited), trustee, beneficiary or joint venturer of Landlord by reason of any matter arising under the terms of this Lease or arising in connection with the use or occupancy of the Premises or Building. Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Building, and no personal asset of any shareholder, officer, director, member, manager, partner (whether general or limited), trustee, beneficiary or joint venturer of Landlord shall be subject to levy, execution, attachment or other enforcement procedures by Tenant or any successor or assignee of Tenant on account of any matter whatsoever relating to this Lease or the use or occupancy of the Premises or the Building.

        27.19    Hazardous Materials. Except for general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink and cleaning solvents for use in the manner for which they were designed, in such amounts as may be normal for the operations conducted by Tenant on the Premises, Tenant, its agents, servants, employees, contractors, and anyone else acting on Tenant’s behalf shall not store, dispose, produce, use, handle, transport or manufacture any Hazardous Materials as defined below, in, on, under or about the Premises or any portion of the Project. In the event Tenant or any of its agents, servants, employees, contractors or anyone else acting on Tenant’s behalf breaches the foregoing provision, Tenant shall be solely responsible for and shall indemnify, defend and protect Landlord from and against any damage, claim, injury, cost or liability arising therefrom or related thereto (including all costs of clean-up, diminution in value of the Premises or the Project, sums paid in settlement of claims, attorney fees and court costs) which arise during or after the Effective Date as a result of any contamination directly or indirectly arising from the activities which are the basis for such breach. Tenant’s indemnification of Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises and/or the Project to the condition existing prior to the introduction of any Hazardous Material, provided Landlord’s approval of such actions shall first be obtained. The cleanup and disposal of such Hazardous Material shall be performed in accordance with all applicable laws, rules, regulations and ordinances, and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work, at Tenant’s sole cost and expense. Tenant shall give Landlord prompt notice of the existence of, and/or Tenant’s discovery of, the presence of or contamination of the Premises or the Project with Hazardous Materials. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, the Premises or the Project concerning the presence of any Hazardous Material. The foregoing notwithstanding, Landlord in Landlord’s sole and absolute discretion may elect, by notice to Tenant, to perform the clean-up and disposal of such waste or materials from the Premises and/or the Project. In such event, Tenant shall pay to Landlord the actual cost of same upon receipt from Landlord of Landlord’s written invoice therefore. Tenant acknowledges that Landlord, at Landlord’s election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action or order issued by any governmental authority with regard to any Hazardous Materials contamination that Tenant is obligated hereunder to remedy. As used in this Article 27.19, the term “Hazardous Materials” shall include those materials and substances described in or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980,

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as amended, 42 U.S.C. Section 6901, et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, the Toxic Substances Control Act, 49 U.S.C. Section 1801 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, Rodenticide Act 7 U.S.C. 136 et. seq. and any other state superlien or environmental clean-up or disclosure statutes. The term “Hazardous Materials” as used herein shall also include, without limitation, any form of (i) multicellular fungi that live on plant or animal matter and/or in an indoor environment (including, without limitation, Cladosporium, Penicillium, Alternaria, Aspergillus, Fusarium, Trichoderma, Memnoniella, Mucor, and Stachybotrys chartarum (SC) often found in water damaged building materials), (ii) spores, scents or byproducts produced or released by fungi, including mycotoxins, and (iii) microbial matter which reproduces through mold, mildew and viruses, whether or not such microbial matter is living.

        27.20    Office of Foreign Assets Control (“OFAC”). Tenant hereby warrant and represent that:  (i) Neither Tenant, nor any of its Affiliates is or will become a Prohibited Person during the Lease Term, (ii) Tenant is in full compliance, and shall be in full compliance throughout the Lease Term, with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and (iii) Tenant is not named as a “specially designated national and blocked person” on any list published during the Lease Term by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac, or at any replacement list or website.

27.21    Freight. Upon not less than twenty-four hours’ prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

    27.22    Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

    27.23    Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of this Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

        27.24    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        27.25    Child Care Facilities. Tenant acknowledges that any child care facilities located or which may be located in the Project (the “Child Care Facilities”) which are available to Tenant and Tenant’s employees are provided by a third party (the “Child Care Provider”) which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant’s

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employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant’s employees, hereby agrees to indemnify and hold Landlord and Landlord Parties harmless from and against any and all liabilities and that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant’s employees. Tenant hereby covenants that Tenant shall inform all of Tenant’s employees of the provisions of this Article 27.25 prior to such employees’ use of the Child Care Facilities. Nothing contained herein is intended to be a representation nor warranty by Landlord that any Child Care Facilities will be available during the Lease Term and Landlord shall have no obligation to provide, or to make available, any such Child Care Facilities.

        27.26    Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

27.27    Language of Lease.
(a) This Lease is written in English.  The English language version of this Lease governs over any other version, whether translated by Landlord or Tenant.  Tenant acknowledges that it is Landlord’s policy to conduct all business, including both written and verbal correspondence between Landlord and Tenant, in English.  Landlord may, but is not obligated to, provide this Lease or any written or verbal correspondence between Landlord and Tenant in Tenant’s preferred language, if such language preference is known by or communicated to Landlord.  Any communication between Landlord, Landlord’s agent, or any person or entity claiming to act on Landlord’s behalf and Tenant in any language other than English does not obligate Landlord to continue communicating with Tenant in any language other than English.

(b) Unless otherwise agreed to in writing, the following communications shall be in English: (i) all correspondence from Tenant to Landlord, whether written or verbal; (ii) any written or verbal notice from Tenant to Landlord required under any provision of this Lease; (iii) any agreement to modify any provision of this Lease.  Any written agreement for communication in a non-English language under this subsection can be terminated by Landlord upon 10 days’ notice to Tenant.  Notice is to be given to Tenant in writing in both English and the non-English language referenced in the agreement under this subsection.

(c) If any document is provided to Tenant by Landlord in both English and any other language, the English language version governs.  Any document, including but not limited to this Lease or any correspondence between Landlord and Tenant, translated from English to any other language by any person or entity, cannot be used to negate the existence of this Lease or to alter any term of the English language version of this Lease.

27.28    Consent. Whenever under this Lease Landlord’s consent or approval is required, the same may be arbitrarily withheld except as otherwise specified.

27.29    Governmental Penalties. Governmental penalties, fines or damages imposed on any portion of the Project as a result of the activities of Tenant, its employees, agents or invitees shall be paid by Tenant within three (3) days of the earlier of the governmental notice to Tenant or Landlord’s notice to Tenant. If Tenant fails to pay such fines as required in this Subsection, in addition to all other remedies provided by this Lease, Landlord may pay the sums owed or challenge them administratively or judicially and Tenant shall pay all sums owed and all of Landlord’s attorney’s fees and costs plus a twenty percent (20%) administrative fee of all such costs to Landlord upon demand, as Rent.

27.30    No Express Warranties or Representations. Landlord makes no express or implied representations, covenants, promises, or warranties that the Premises are suitable for Tenant’s proposed use or that Landlord or Tenant will be able to obtain applicable municipal or local governmental approvals, variance or zoning necessary to perform any construction or conduct Tenant’s business as specified herein.

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27.31    Independent Investigation. INTENTIONALLY OMITTED.

27.32    Failure to Deliver Possession of the Premises. INTENTIONALLY OMITTED.
27.33    Termination of Prior Lease. This Lease amends and replaces the Prior Lease dated August 25, 2021. Accordingly, upon the Effective Date of this Lease, the Prior Lease shall be deemed for all purposes to be terminated and shall be of no further force and effect.
27.34    Counterparts. To facilitate execution of this Lease, this Lease may be executed in one or more counterparts as may be convenient or required, and an executed copy of this Lease delivered electronically by facsimile or e-mail, or via DocuSign or other comparable, legally binding method, shall have the effect of an original, executed instrument. All counterparts of this Lease shall collectively constitute a single instrument; but, in making proof of this Lease it shall not be necessary to produce or account for more than one such counterpart executed by each Party hereto. It shall not be necessary for the signature of, or on behalf of, each Party hereto, or that the signature of all persons required to bind any such Party appear on each counterpart of this Lease.

ARTICLE 28 - GLOSSARY OF DEFINED TERMS

    Definitions for the following terms are contained in the indicated portions of this Lease.

    “Additional Rent”: see Article 18.3(c).

    “Annual Contribution”: see Article 2.1.

    “Bankruptcy Code”: see Articles 14.8 and 19.1(d).

    “Building”: see Article 2.1 and Exhibit A.

    “Commencement Date”: see Articles 2.1 and 4.1.

    “Effective Date”: see Articles 2.1 and 4.1.

    “Expiration Date”: see Articles 2.1 and 4.1.

    “Floor Area”: see Article 3.2.

    “HVAC”: see Article 16.1.

    “Hazardous Materials”: see Article 27.19.

    “Landlord’s Work”: see Article 2.2 and Exhibit C.

    “Lease Term”: see Articles 2.1 and 4.1.

    “MAR Start Date”: see Articles 2.1 and 5.1.

    “Minimum Rent”: see Articles 2.1 and 5.1.

    “Mortgage”: see Article 22.1.

    “Nondisturbance Agreement”: see Article 22.1.

    “Opening Date”: see Articles 2.1 and 4.1.

    “Percentage Rent Factor”: see Articles 2.1 and 5.4.

    “Percentage Rent”: see Article 5.4.

    “Personalty”: see Article 13.1.

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    “Premises”: see Article 2.1 and Exhibit B.

    “Premises Taxes”: see Article 5.7.

    “Radius Restriction”: see Articles 2.1 and 15.4.

    “Security Deposit”: see Articles 2.1 and 5.3.

    “Tenant’s Work”: see Article 2.2.

    “Transfer”: see Article 14.1(a).

    “Transferee”: see Article 14.

SIGNATURES APPEAR ON FOLLOWING PAGE
[the remainder of this page intentionally left blank]

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    IN WITNESS WHEREOF, the Parties hereto have duly executed this Lease as of the day and year first above written.

LANDLORD:        ROIC CALIFORNIA, LLC,
            a Delaware limited liability company

            /s/ Richard K. Schoebel
            _________________________________
        By:    Richard K. Schoebel
        Its:     Chief Operating Officer

TENANT:        SKYE BIOSCIENCE, INC.,
            a Nevada corporation

            /s/ Kaitlyn Arsenault_____________________________________
        By:    Kaitlyn Arsenault_____________________________________
        Its:    CFO_____________________________________

Note: Each individual executing this Lease on behalf of Tenant represents and warrants that (a) he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with: (i) a duly adopted resolution of Tenant’s board of directors and in accordance with Tenant’s formation documents and/or by-laws, or (ii) pursuant to Tenant’s partnership agreement, operating agreement or other controlling documents, and (b) in the event that the individual(s) executing this Lease is not authorized to enter into this Lease on behalf of Tenant, such individual(s) hereby personally guarantees the complete performance of this Lease by Tenant unless and until such time that such individual(s) provide evidence, reasonably satisfactory to Landlord, that he/she is authorized to execute this Lease on behalf of Tenant. The individual(s) executing this Agreement acknowledge(s) and agree(s) that it has read all the foregoing and understands it in its entirety and has elected not to initial each page of this Lease.

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EXHIBIT A

TORREY HILLS CORPORATE CENTER

SITE PLAN

THE SITE PLAN, ATTACHED AND INCORPORATED HEREIN, IS INTENDED TO BE AN APPROXIMATE DEPICTION OF THE PRESENT CONCEPT OF THE BUILDING AND THE IMPROVEMENTS THEREOF. NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT TO THE ACTUAL LOCATION OR NUMBER OF THE RETAIL STORES, BUILDINGS, CURB CUTS, ABUTTING THOROUGHFARES, PARKING AREAS, TRAFFIC PATTERNS, OR OF TENANTS INTENDED TO BE INCLUDED WITHIN THE PROJECT. LANDLORD SPECIFICALLY RESERVES THE RIGHT TO CHANGE THE CONTENT AND CONFIGURATION OF THE PROJECT FROM TIME TO TIME AND AT ANY TIME AS LANDLORD DESIRES IN ITS SOLE AND ABSOLUTE DISCRETION.

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EXHIBIT A-1

TORREY HILLS CORPORATE CENTER

FIRST FLOOR SITE PLAN

(end of document)

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EXHIBIT B

TORREY HILLS CORPORATE CENTER

LEGAL DESCRIPTION OF THE BUILDING

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 18140, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO,
STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO
COUNTY, NOVEMBER 02, 1998 AS FILE NO. 1998-0712016 OF OFFICIAL RECORDS.

PARCEL B:

AN EASEMENT FOR GENERAL UTILITY AND ACCESS PURPOSES AS SET FORTH IN A
RECIPROCAL EASEMENT AND OPERATION AGREEMENT DATED DECEMBER 31, 1996, AND
RECORDED DECEMBER 31, 1996 AS FILE NO. 1996-0658243 OF OFFICIAL RECORDS, OVER THE
FOLLOWING DESCRIBED LAND:

THAT PORTION OF PARCEL 2 OF PARCEL MAP NO. 17782, IN THE CITY OF SAN DIEGO,
COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY
RECORDER OF SAN DIEGO COUNTY, DECEMBER 12, 1996, IN THE CITY OF SAN DIEGO,
COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF PARCEL 2 OF SAID PARCEL MAP NO. 17782;
THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 2, SOUTH 72° 12’ 56” EAST 15.85 FEET
TO THE BEGINNING OF A NON-TANGENT 35.01 FOOT RADIUS CURVE CONCAVE EASTERLY, A
RADIAL LINE TO SAID POINT BEARS NORTH 27° 48’ 13” WEST; THENCE SOUTHERLY ALONG
THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 92° 02’ 08” A DISTANCE OF 56.23
FEET; THENCE SOUTH 29° 50’ 34” EAST 17.69 FEET TO THE BEGINNING OF A TANGENT 45.00
FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF
SAID CURVE THROUGH A CENTRAL ANGLE OF 72° 07’ 33” A DISTANCE OF 56.65 FEET; THENCE
SOUTH 27° 12’ 56” EAST 17.84 FEET; THENCE SOUTH 62° 47’ 04” WEST 20.03 FEET; THENCE
NORTH 27° 09’ 42” WEST 15.19 FEET TO THE BEGINNING OF A NON-TANGENT 45.00 FOOT
RADIUS CURVE CONCAVE NORTHEASTERLY; A RADIAL LINE TO SAID POINT BEARS SOUTH 21°
47’ 19” EAST; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A
CENTRAL ANGLE OF 74° 35’ 17” A DISTANCE OF 58.58 FEET TO A POINT ON THE WESTERLY
LINE OF SAID PARCEL 2; THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 2, NORTH 52°
47’ 59” EAST 45.00 FEET; THENCE NORTH 17° 47’ 04” EAST 95.53 FEET TO THE POINT OF
BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF SAID PARCEL 2 OF PARCEL MAP NO. 17782
DESCRIBED IN THE QUITCLAIM DEED EXECUTED BY 5 TORREY HILLS, L.L.C. TO GAZZA, L.L.C.
RECORDED DECEMBER 17, 1998 AS FILE NO. 1998-0824678 OF OFFICIAL RECORDS.

PARCEL C:

AN EASEMENT FOR INGRESS, EGRESS, ACCESS AND VEHICULAR OR PEDESTRIAN TRAFFIC AND
PARKING OF VEHICLES AS MORE PARTICULARLY SET FORTH IN THAT CERTAIN RECIPROCAL
EASEMENT AND OPERATION AGREEMENT, RECORDED JUNE 07, 1999 AS FILE NO. 1999-
0394811 AND RECORDED FEBRUARY 14, 2000 AS FILE NO. 2000-0075820, BOTH OF OFFICIAL
RECORDS, OVER AND ACROSS PARCEL 1 OF PARCEL MAP NO. 18140, IN THE CITY OF SAN
DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON
FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, NOVEMBER 02, 1998 AS
FILE NO. 1998-0712016 OF OFFICIAL RECORDS.

APN: 307-350-24-00

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EXHIBIT C

TORREY HILLS CORPORATE CENTER

LANDLORD’S AND TENANT’S WORK

INTENTIONALLY OMITTED

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EXHIBIT D
FORM OF COMMENCEMENT DATE CERTIFICATE

    With respect to that certain lease (“Lease”) dated ____________________, 20___, by and between ROIC CALIFORNIA, LLC, a Delaware limited liability company, (hereinafter “Landlord”), and ______________________________________________ (hereinafter “Tenant”), whereby Landlord leased to Tenant that certain premises located at 11250 El Camino Real, Suite ____, San Diego, California 92130 (the “Premises”) within The Torrey Hills Corporate Center (the “Project”) as more particularly described therein. Tenant hereby acknowledges and certifies to Landlord as follows:

1. Landlord delivered possession of the Premises to Tenant in accordance with the terms of the Lease on _____________________ (“Delivery Date”);

2. The original term of the Lease commenced on _________________ (“Lease Commencement Date”) and will expire on ____________. The Lease is for a term of _______ months (“Lease Term”);

3. The date on which Tenant opened for business was _________________ (“Opening Date”);

    4. The Rent Commencement Date is _______________________;

    Future rent steps are as follows:            Date            Amount
_____________        ___________
_____________        ___________
_____________        ___________
_____________        ___________
_____________        ___________

    5. The date in which Tenant’s obligations to pay Additional Rent (including but not limited to payment of Common Area Maintenance, Taxes, and Insurance) is _______________________.

    6. In the event Tenant has one or more Options to Renew the Lease, in order to exercise the first option, Tenant must give notice to Landlord no later than ____________ (“Notice Date”). Future options, if any, must be exercised by giving notice to Landlord no later than __________.

    7. Tenant knows of no event which would constitute a default under the terms of the Lease by either Tenant or Landlord.

    This Commencement Date Certificate is executed ___________________, 20___.

ROIC CALIFORNIA, LLC,                Tenant: _________________________________
a Delaware limited liability company                _________________________________

    ________________________                Pro-forma – Do not execute
By:                            By:    _________________________________
Its:     Property Manager                Its:    _________________________________

    ________________________
By:    Richard K. Schoebel
Its:     Chief Operating Officer

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EXHIBIT E

TORREY HILLS CORPORATE CENTER
FORM OF TENANT’S ESTOPPEL CERTIFICATE

        The undersigned, “Tenant” under that certain Lease dated ____________________, 20___, as amended (_____________) (collectively the “Lease”), by and between ROIC CALIFORNIA, LLC, a Delaware limited liability company, as Landlord, and Tenant for certain demised premises in The Torrey Hills Corporate Center located in the City of San Diego, County of San Diego, State of California, (the “Premises”), certifies as follows:

        1.    Tenant has commenced occupancy of the Premises described in the Lease.

        2.    The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows: None

        3.    The Lease represents the entire agreement between the Parties with respect to the Premises.

        4.    The Lease Term expires on ______________________.

        5.    Tenant acknowledges that Landlord is not in default in the performance of the terms, covenants, and conditions of the Lease as of the date of this certificate. Tenant further waives any and all rights to dispute any common area maintenance, real estate taxes or insurance billed or reconciliations which have been billed or required to be billed from the date of this certificate.

        6.    As of the date hereof, no rental has been paid in advance. The security deposit held by Landlord is the sum of * and **/100 Dollars ($***).

        7.    As of the date hereof, Tenant claims no existing defenses or offsets that would or might preclude Landlord’s enforcement of the Lease by its terms.

8.    The current monthly installment of Minimum Rent is _________________ and 00/100 Dollars ($___________) and shall increase as follows:

Effective Date	Monthly Rent
_____ to _____	$
_____ to _____	$
_____ to _____	$
_____ to _____	$
_____ to _____	$

9.    The current monthly estimated common area maintenance expense, real estate taxes and insurance is as follows:

        Common Area Maintenance Expenses     $___________________
        Real Estate Taxes             $___________________
        Insurance                $___________________
        TOTAL                    $___________________

        10.    Tenant acknowledges that this certificate may be delivered to Landlord’s mortgagee or prospective purchaser and that, in such event, the mortgagee or prospective purchaser will rely upon the statements contained herein in making the loan, acquiring the property of which the Premises are a part, or accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making the loan or acquisition of such property.

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    Executed ___________________, 20___.

TENANT:    _________________________________
        _________________________________

    Pro-forma – Do not execute
By:    ________________________
Its:    ________________________

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EXHIBIT F

TORREY HILLS CORPORATE CENTER
SIGN CRITERIA

All signage is subject to the approved Master Sign Program (“MSP”), if any, and CC&R’s for the Project. In the event of any discrepancy between the Master Sign Program and the Sign Criteria set forth below, the Master Sign Program shall control. Tenant hereby acknowledges receipt of the Master Sign Program, if any.

These criteria have been established for the purpose of assuring an outstanding Project for the mutual benefit of all tenants. All signs must be in conformance with this signage criteria at Tenant’s sole expense.

A.GENERAL REQUIREMENTS

1.Tenant shall submit detailed shop drawings as specified in Section E below to the Landlord for approval before fabrication.
2.All permits for signs and their installation shall be obtained by the Tenant or the Tenant’s representative.
3.All electrical signs shall conform to current U.L. and NEC standards. Insurance to cover and indemnify Landlord from fire, improper unsafe installation or other dangerous conditions must be obtained by Tenant and a copy given to the Landlord at the time of final approval of design by Landlord’s Design Committee.

4.All signs shall be constructed, permitted and installed at Tenant’s sole cost and expense.
5.The removal of signs is the responsibility of the Tenant and must be completed within five (5) days of the expiration and non-renewal of Tenant’s lease. Before the expiration of such 15-day period, it is also the responsibility of the Tenant to restore the sign band fascia to like-new condition, including, but not limited to, patching all holes and painting the storefront fascia to a logical stopping point as by directed by Landlord to match the existing paint color after Tenant’s signage has been removed. If the foregoing is not completed by Tenant within the outlined timeframe Landlord is permitted, but not obligated, to remove Tenant’s sign and restore the sign band at Tenant’s expense.
B.GENERAL SPECIFICATIONS

1.No animated, flashing or audible signs will be permitted.
2.Tenant’s signs and their installation shall comply with all local building and electrical codes.
3.No exposed raceways, conduits, conductors, transformers or other equipment will be permitted. (except on masonry, rock, stone veneer, brick or tilt-up concrete walls as determined by Landlord in Landlord’s sole discretion).
4.Electrical service to all signs shall be controlled by Landlord’s panel either by relay over tenant panel or directly from Landlord panel to assure all that signs go on and off at a uniform time as designated by Landlord.
5.Painted lettering will not be permitted without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.
6.Free standing or monument signs are not permitted except as may be explicitly permitted by Tenant’s lease.
7.Any variation of these general specifications will be at the sole discretion of Landlord.
C.LOCATION OF SIGNS

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1.Tenant will be allowed one (1) illuminated sign on the primary storefront elevation and one on a secondary elevation where applicable (i.e. corners, endcaps and store backs facing public street) if allowed by MSP and city code and as approved by Landlord. The total length of the sign shall be a maximum of 75% of the storefront length and in conformance with all applicable laws, codes, regulations and ordinances.
2. Tenant’s signs will be located on the storefront sign band fascias as specified by Landlord, centered vertically and horizontally, except as directed by Landlord so as not to conflict with architectural features or site-specific designs inherent to the building or storefront conditions, i.e., columns, trellises , trims, arches or landscaping. There shall be a minimum amount of clearance from edge of sign to architectural feature as determined by Landlord on a case-by-case basis.
3. Tenant’s primary signs shall not be perpendicular to the face of the building or storefront. Uniform double-sided blade signs for pedestrian orientation, such as under the walkway or canopy as called out by the MSP criteria is the exception when conforming to existing conditions as determined by Landlord. Vendors for such signage must be approved by Landlord to assure uniformity.
    4. Tenant’s signage shall not obscure any architectural features of the building storefront.
    5. Stacked signage (double lines) shall be permitted with a maximum vertical dimension of entire sign area including horizontal spacing not to exceed 50% of the vertical height of the storefront sign band.
D.DESIGN REQUIREMENTS

1.The design of all signs, including style and placement of lettering, size, color, materials and method of illumination, shall be subject to Landlord’s approval in Landlord’s sole discretion.
2.Types of signs permitted: individual Channel letters with acrylic faces are permitted. No open pan channel types letters or exposed lighting will be permitted on Tenant’s signage, logos or trim. “Halo”-lit reverse channel letters are also permitted where allowed by the MSP.
3.The use of aluminum “backers” is generally discouraged but may be considered on a case by case basis by Landlord at Landlord’s sole discretion.

4.Wording of signs shall not include the product or service sold except as part of Tenant’s trade name or insignia.
5.The use of logos, logotypes or registered trademarks is encouraged as part of the store name.
6.Cabinet type signs (“Sign Cans”) are prohibited, except for approved logos and trademarks as designated above; height restrictions as noted herein shall also apply. Such signage are to be constructed with the same materials and fabrication methods as the channel letters described in this document and are to be a “shaped” or customized design as permitted by Landlord in Landlord’s sole discretion.
7.Returns on signs mounted to building walls must be painted in a color to match architectural color of adjacent sign band or in a color that matches letter face color. Additionally, trim cap must match either the face or return color.
8.Sheet metal construction is expressly prohibited for all signage.
9.The maximum vertical height of an individual letter on the designated sign band shall be 24” with minimum size determined by landlord on a case by case basis, (i.e. Swashes, descenders or minute extensions beyond 24”). Gold, silver or other metallic trim caps and returns are not permitted. Duranodic Bronze is approvable upon review by Landlord.
E.SHOP DRAWING REQUIREMENTS

    All drawings to be fully dimensioned and drawn to scale to the following specifications:

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1.A scaled elevation view is required showing storefront length and sign placement. Entire building or large scale elevation should be shown to properly ascertain placement of signs in relation to existing signs or architectural concept.
2.A section detail of letters showing illumination, depth of letter, Landlord standard 1/2” stand-off from wall for all characters and installation methods.
3.All materials are to be specified including brand names and thicknesses. Paint brands, colors and primer usage are also to be specified.
4.Internal illumination of all exterior channel letters will be achieved via 12v or 24v DC LED light modules or current technology as approved by Landlord. Neon is expressly prohibited on all exterior signage.
5.The size, brand name of power supplies and amperage load must be computed and shown on drawing.
6.Design and lettering details must have crisp edges capable of being projected to full size patterns.
F.CONSTRUCTION REQUIREMENTS

1.All exterior signs, bolts, fastenings and clips shall be of non-rusting materials such as enamel, stainless steel, aluminum, brass or bronze. No ferrous materials of any type are permitted.
2.All exterior letters or signs shall be mounted 1/2” from the building wall with aluminum or PVC spacers to permit proper dirt and water drainage.
3.All letters shall be fabricated using full-welded construction.
4.Location of all openings for conduit in sign panels or building walls shall be indicated by the sign contractor on drawings submitted to the Landlord.
5.All penetrations of the building structure required for sign installation shall be neatly sealed in a water tight condition.
6.Company labels will not be permitted on the exposed surface of signs except those required by local law, code or ordinance which shall be applied in an inconspicuous location.
7.Sign contractor shall repair any damage to property or building caused by their work.
8.Bird spikes may be required to prevent the roosting of birds and shall be approved in writing by the landlord.
9.Tenant shall be fully responsible for the operations of Tenant’s sign contractors.
10. All tenant signs shall come on and off at the same time as determined by Landlord.

G.CONSTRUCTION DETAILS

1.Letter Construction. All construction to be of “craftsman” quality. All channel letters shall be fabricated from aluminum with a return depth range of 3” minimum to 7” maximum at Landlord’s discretion. A minimum of one 1/4” drain hole in the bottom of each letter stroke is required to prevent dirt and moisture build-up.
2.Illumination. All channel letters shall be internally illuminated with 12v or 24v DC LED modules with brand, model and color called out on drawing. This includes color temperature where white is used i.e. warm white, cool white, etc. No colored lighting except variations of white is allowed without Landlord’s specific approval

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3.Secondary Wiring. No exposed wiring or conduits running between individual letters shall be allowed.
4.Installation. All letters are to be mounted on the designated sign band or location on building wall with 1/2” standoffs, as shown on submitted storefront elevation. All transformers, wiring and electrical components to be concealed behind sign band or interior of wall. Where letters are installed on a parapet wall above roofline, a weatherproof raceway will be used with all penetrations tightly sealed with silicone.
5.Reverse Channel Letters. Reverse channel letters shall have clear Lexan backs and are to be mounted with a minimum 1-1/2” clearance from wall with U.L. approved plastic or non-ferrous metal pass-thru properly sealed and painted to match wall color.

H.MAINTENANCE

1.The Tenant is responsible for any damage to the building as a result of fire caused by any sign wiring.
2.Maintenance of the Tenant’s sign is of prime importance. Illumination outages are to be repaired at the Tenant’s expense within (7) seven days. The cleaning of the sign on a regular basis is also required. Any delamination or other structural deterioration that reflects on the visual appeal of the sign, including fading, peeling, chipping, yellowing of white, etc. shall be repaired at the notice of Landlord and at the expense of the Tenant as set forth and established by Landlord.
3.Purchase of an extended warranty from Tenant’s sign contractor to satisfy the above maintenance requirements is advised.
I.SECONDARY SIGNAGE

1.General Requirements.
(a)    Except as provided herein, no advertising placards, paper sheets, banners, pennants, names, insignia, trademarks or other descriptive material, shall be affixed or maintained upon the glass panes and supports of the show windows and doors, or upon the exterior wall of the building or storefront unless specifically approved in writing by Landlord. This includes Credit Card decals and Security Firm identification materials.
    (b)    In some cases, tenants are permitted additional signage on the side or back of their premises when permitted by the local governmental jurisdiction and upon receipt of written consent from Landlord. In these cases, this entire signage criteria is applicable to such signage.
2.Business Hours. Tenant is required to place upon each public entrance of its demised Premises not more than 240 square inches of white or site specific color vinyl decal application lettering not to exceed two inches (2”) in height, indicating hours of business, and emergency telephone numbers.
3.Service Doors. Tenant is required to provide name and address in service doors at rear of the Premises. Lettering is to be 4” white or contrasting color VDC located 5’-0” above finish floor, centered on door.
4.Open Sign. Tenant is permitted to place a 6” single tube, exposed red neon open sign with lexon cover adjacent to public entrance, mounted within the Premises and hanging from the interior of the Premises. Open sign may not be animated or flashing in any manner. A drawing of such proposed open sign is required for Landlord’s approval.

(end of document)

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EXHIBIT G

TORREY HILLS CORPORATE CENTER
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is considered to be after normal business hours for the Building will be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Service deliveries (other than messenger services) shall be allowed only during hours reasonably approved by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6.Any requests of Tenant shall be directed to the management office for the Protect or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

8.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained, other than the normal hanging of artwork.

10.Tenant shall not install or operate vending machines within the Premises.

11.Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

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12.Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use personal/individual space heaters in the Premises.

13.Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

14.Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles, except for “seeing-eye” dogs.

15.No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

16.Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises.

19.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Buildings heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Torrey Hills area of San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

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Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.

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